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                                                                    EXHIBIT 10-V

                  HUMAN RESOURCES MANAGEMENT AND ADMINISTRATION
                            MASTER SERVICES AGREEMENT

                                     between

                                DANA CORPORATION

                                       and

                   INTERNATIONAL BUSINESS MACHINES CORPORATION

                              Dated March 31, 2005

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                                TABLE OF CONTENTS

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ARTICLE 1.   DEFINITIONS............................................................................       2

ARTICLE 2.   TERM...................................................................................       2

     2.1   Initial Term.............................................................................       2

     2.2   First Extension Period...................................................................       2

     2.3   Second Extension Period..................................................................       2

     2.4   Term.....................................................................................       2

ARTICLE 3.   SERVICES GENERALLY.....................................................................       2

     3.1   Scope of Services........................................................................       2

     3.2   Dana Group...............................................................................       3

     3.3   Right to Change Service Volumes; Variable Fees...........................................       5

     3.4   Governmental Approvals and Consents......................................................       5

     3.5   No Exclusivity; Insourcing...............................................................       5

     3.6   Knowledge Sharing........................................................................       6

     3.7   Compliance with Internal IT Standards....................................................       6

     3.8   Reports..................................................................................       7

     3.9   Procurement..............................................................................       7

ARTICLE 4.   TRANSFORMATION SERVICES................................................................       7

     4.1   Transformation Services..................................................................       7

     4.2   Completion and Acceptance of Transformation Services.....................................       7

ARTICLE 5.   PROJECTS AND NEW SERVICES..............................................................       8

     5.1   Existing Projects........................................................................       8

     5.2   Projects.................................................................................       8

     5.3   New Services.............................................................................       9

     5.4   Third Party Services.....................................................................      10

     5.5   Cooperation..............................................................................      10

ARTICLE 6.   SERVICE LEVELS.........................................................................      11

     6.1   Service Levels...........................................................................      11

     6.2   New Service Levels.......................................................................      11

     6.3   Adjustment of Service Levels.............................................................      11

     6.4   Measurement and Monitoring Tools.........................................................      12
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     6.5   Root-Cause Analysis......................................................................      13

     6.6   Continuous Improvement and Best Practices................................................      13

     6.7   Performance Credits......................................................................      13

     6.8   Deliverable Credits......................................................................      14

     6.9   Performance Information..................................................................      14

     6.10  Customer Satisfaction Surveys............................................................      14

ARTICLE 7.   TECHNOLOGY.............................................................................      14

     7.1   Retained Systems and Retained Processes..................................................      15

     7.2   Process And Technology Evolution.........................................................      16

ARTICLE 8.   INTERNATIONAL SERVICES.................................................................      17

     8.1   Worldwide Agreement......................................................................      17

     8.2   Assignment...............................................................................      17

     8.3   Local Country Agreements.................................................................      17

ARTICLE 9.   CONTRACT ADMINISTRATION................................................................      17

     9.1   Assigned Agreements......................................................................      18

     9.2   Assigned Agreement Invoices..............................................................      18

     9.3   Managed Agreements.......................................................................      18

     9.4   Managed Agreement Invoices...............................................................      18

     9.5   Performance Under Managed Agreements.....................................................      19

ARTICLE 10.  SERVICE LOCATIONS......................................................................      19

     10.1  Service Locations........................................................................      19

     10.2  Physical Safety and Security Procedures..................................................      19

     10.3  Information Security.....................................................................      19

ARTICLE 11.  HUMAN RESOURCES........................................................................      20

     11.1  Human Resources..........................................................................      20

ARTICLE 12.  PROJECT STAFF..........................................................................      20

     12.1  Project Staff Matters....................................................................      20

     12.2  Subcontractors...........................................................................      21

     12.3  Conduct of Project Staff.................................................................      21
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ARTICLE 13.  CONTINUED PROVISION OF SERVICES........................................................      22

     13.1  Disaster Recovery Plan...................................................................      22

     13.2  Force Majeure............................................................................      22

     13.3  Alternate Source.........................................................................      23

     13.4  No Payment for Unperformed Services......................................................      23

     13.5  Allocation of Resources..................................................................      23

ARTICLE 14.  DANA RESPONSIBILITIES..................................................................      23

     14.1  Dana Operational Responsibilities........................................................      23

     14.2  Dana Resources...........................................................................      24

     14.3  Management of Issues.....................................................................      25

ARTICLE 15.  FEES AND PAYMENT.......................................................................      25

     15.1  Fees.....................................................................................      25

     15.2  Variable Fees............................................................................      25

     15.3  Invoices.................................................................................      26

     15.4  INTENTIONALLY BLANK......................................................................      26

     15.5  Refundable Items; Prepaid Expenses.......................................................      26

     15.6  Adjustments to Fees......................................................................      26

     15.7  Expenses.................................................................................      26

     15.8  Disputed Charges.........................................................................      26

     15.9  Rights of Set-Off........................................................................      27

     15.10 Unused Credits...........................................................................      27

     15.11 Benchmarking.............................................................................      27

     15.12 Unforeseen Technology Improvements.......................................................      30

     15.13 Gainsharing..............................................................................      30

ARTICLE 16.  TAXES..................................................................................      31

ARTICLE 17.  AUDITS.................................................................................      31

     17.1  Service Audits...........................................................................      32

     17.2  Fees Audits..............................................................................      33

     17.3  Service Provider Audits..................................................................      33

     17.4  Record Retention.........................................................................      33
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     17.5  Facilities...............................................................................      33

     17.6  General..................................................................................      33

ARTICLE 18.  RELATIONSHIP MANAGEMENT................................................................      34

     18.1  Governance Guidelines and Principles.....................................................      34

     18.2  Responsibilities.........................................................................      34

     18.3  Dana Appointments........................................................................      34

     18.4  Service Provider Appointments............................................................      34

     18.5  Role of Relationship Managers............................................................      34

     18.6  Senior Executives........................................................................      35

     18.7  Escalation Procedure for Relationship Issues.............................................      35

     18.8  Executive Level Meeting..................................................................      35

     18.9  Quarterly Budgeting......................................................................      35

     18.10 Aligning Project Staff with Dana Objectives..............................................      35

     18.11 Continuity of Services...................................................................      36

ARTICLE 19.  CONTRACT MANAGEMENT....................................................................      36

     19.1  Policies and Procedures Manual...........................................................      36

     19.2  Change Control Procedures................................................................      36

ARTICLE 20.  PROPRIETARY RIGHTS.....................................................................      36

     20.1  Dana Software and Dana Tools.............................................................      36

     20.2  Service Provider Software and Tools......................................................      37

     20.3  Work Product.............................................................................      38

     20.4  Interface Information....................................................................      39

     20.5  Residual Information.....................................................................      39

ARTICLE 21.  DATA...................................................................................      39

     21.1  Ownership of Dana Data...................................................................      39

     21.2  Return of Data...........................................................................      39

ARTICLE 22.  CONFIDENTIALITY........................................................................      39

     22.1  Use and Disclosure.......................................................................      39

     22.2  Required Disclosure......................................................................      40

     22.3  Unauthorized Acts........................................................................      40
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     22.4  Return of Confidential Information.......................................................      40

     22.5  Business Associate Agreement.............................................................      41

     22.6  Data Protection Laws.....................................................................      41

ARTICLE 23.  REPRESENTATIONS AND WARRANTIES.........................................................      42

     23.1  By Dana..................................................................................      42

     23.2  By Service Provider......................................................................      43

     23.3  Disclaimer...............................................................................      43

ARTICLE 24.  ADDITIONAL COVENANTS...................................................................      44

     24.1  By Dana..................................................................................      44

     24.2  By Service Provider......................................................................      45

     24.3  Changes in Laws..........................................................................      47

ARTICLE 25.  TERMINATION............................................................................      47

     25.1  Termination for Convenience..............................................................      47

     25.2  Termination for Change in Control of Dana................................................      47

     25.3  Termination for Change in Control of Service Provider....................................      47

     25.4  Termination By Dana for Cause............................................................      48

     25.5  Termination for Failure to Complete Transformation.......................................      48

     25.6  Service Level Termination Event..........................................................      48

     25.7  Termination for Failure to Provide Adequate Assurance of Due Performance.................      48

     25.8  Termination by Service Provider for Cause................................................      48

     25.9  Termination for Insolvency Event.........................................................      49

     25.10 Termination for Failure to Maintain Adequate Controls....................................      49

     25.11 Other Terminations.......................................................................      49

ARTICLE 26.  TERMINATION FEES.......................................................................      49

     26.1  Termination Fees.........................................................................      49

ARTICLE 27.  TERMINATION ASSISTANCE.................................................................      49

     27.1  Termination Assistance Services..........................................................      49

     27.2  Exit Rights..............................................................................      51

     27.3  Right to Hire Project Staff..............................................................      52
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     27.4  Termination Assistance Upon Change in Services Volumes or Insourcing or Resourcing.......      52

     27.5  Injunctive Relief........................................................................      52

ARTICLE 28.  INDEMNITIES............................................................................      52

     28.1  Indemnities by Dana......................................................................      52

     28.2  Indemnities by Service Provider..........................................................      54

     28.3  Indemnification Procedures...............................................................      56

     28.4  Injunctions Affecting Services...........................................................      57

ARTICLE 29.  DAMAGES................................................................................      57

     29.1  Direct Damages...........................................................................      57

     29.2  Consequential Damages....................................................................      57

     29.3  Exceptions...............................................................................      58

     29.4  Interpretation of Cap....................................................................      59

     29.5  Injunctive Relief........................................................................      59

ARTICLE 30.  INSURANCE..............................................................................      59

     30.1  Insurance................................................................................      59

     30.2  Period of Insurance......................................................................      60

     30.3  Insurance Documentation..................................................................      61

     30.4  Risk of Loss.............................................................................      61

     30.5  Deductibles or Self Insurance............................................................      61

ARTICLE 31.  MISCELLANEOUS PROVISIONS...............................................................      61

     31.1  Assignment...............................................................................      61

     31.2  Notices..................................................................................      61

     31.3  Counterparts.............................................................................      62

     31.4  Relationship.............................................................................      62

     31.5  Consents, Approvals and Requests.........................................................      62

     31.6  Waivers..................................................................................      63

     31.7  Remedies Cumulative......................................................................      63

     31.8  Amendments...............................................................................      63

     31.9  Survival.................................................................................      63
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     31.10 Third Party Beneficiaries................................................................      63

     31.11 Covenant of Further Assurances...........................................................      63

     31.12 Negotiated Terms.........................................................................      63

     31.13 Export...................................................................................      63

     31.14 Non-Solicitation.........................................................................      63

     31.15 Conflict of Interest.....................................................................      64

     31.16 Publicity................................................................................      64

     31.17 Liens....................................................................................      64

ARTICLE 32.  CONSTRUCTION...........................................................................      64

     32.1  Background...............................................................................      64

     32.2  Incorporation and References.............................................................      64

     32.3  Headings.................................................................................      65

     32.4  Severability.............................................................................      65

     32.5  Sole and Exclusive Venue.................................................................      65

     32.6  Section 365(n)...........................................................................      65

     32.7  Governing Law............................................................................      65

     32.8  Waiver of Jury Trial.....................................................................      66

     32.9  Entire Agreement.........................................................................      66

     32.10 Interpretation Consistent with Law; Conflicts............................................      66
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                                    SCHEDULES

Schedule 1  - Definitions

Schedule 2  - Statement of Work

Schedule 3  - Transformation

Schedule 4  - Governance

Schedule 5  - Service Levels and Performance Credits

Schedule 6  - Fees

Schedule 7  - Reports

Schedule 8  - Dana Operational Responsibilities and Resources

Schedule 9  - Outline of Policies and Procedures Manual

Schedule 10 - Existing Projects

Schedule 11 - Approved Subcontractors

Schedule 12 - Service Locations

Schedule 13 - Form of Confidentiality Agreement

Schedule 14 - Dana Information Security Requirements

Schedule 15 - Dana Technology Standards

Schedule 16 - Software and Tools

Schedule 17 - Business Associate Agreement

Schedule 18 - Human Resources

Schedule 19 - Dana Policies and Procedures

Schedule 20 - Disaster Recovery and Business Continuity Requirements

Schedule 21 - Customer Satisfaction Surveys

Schedule 22 - Form of Work Order

Schedule 23 - Assigned Agreements and Managed Agreements

Schedule 24 - Benchmarkers

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                  HUMAN RESOURCES MANAGEMENT AND ADMINISTRATION
                            MASTER SERVICES AGREEMENT

This Human Resources Management And Administration Master Services Agreement, dated March 31, 2005 (the "Effective Date"), is between Dana Corporation ("Dana") and International Business Machines Corporation ("Service Provider").

                                   BACKGROUND

Dana issued a Request for Proposal seeking a service provider or service providers of human resources management and administration services and conducted a competitive bid process for the provision of such services.

Dana and Service Provider assert that the goals and objectives of this Agreement are to:

      (A) provide first class human resource management and administration to Dana's current and former employees, managers and business partners;

      (B) deliver economic value to Dana through innovative, efficient and effective service delivery;

      (C) achieve cost reductions with respect to Dana's human resource operations through process transformation and standardization;

      (D) provide human resource management and administration services that enable Dana to attract, develop and retain best talent;

      (E) deliver services at a cost, for a price, and at a standard that is competitive with other providers of human resource management and administration services in the market;

      (F) provide service that is customer-focused and reflects Dana's business imperatives;

      (G) allow Dana to acquire services with flexibility that is consistent with Dana's changing business needs while minimizing the operational risk to which Dana and Service Provider are exposed;

      (H) proactively work to reduce human resource management and administration costs and increase efficiency; and

      (I) ensure a smooth, efficient and timely transition from Dana's internal Human Resources Department without materially disrupting Dana's business operations.

Based on these goals and objectives, Dana has agreed to engage Service Provider, and Service Provider has agreed to be engaged, as a provider of human resource management and administration services to Dana.

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Dana will acquire services from Service Provider and Service Provider will provide those services on the terms set forth in this Agreement.

ARTICLE 1. DEFINITIONS

Capitalized terms used in this Agreement have the meanings set forth in Schedule 1 (Definitions).

ARTICLE 2. TERM

2.1 Initial Term. The initial term of this Agreement (the "Initial Term") will commence on the Effective Date and, unless this Agreement is earlier terminated in accordance with its terms or extended under Section 2.2, will expire at 11:59 p.m. Eastern Time on March 31, 2015 (the "Initial Agreement Expiration Date").

2.2 First Extension Period. Twelve months before the Initial Agreement Expiration Date, Service Provider will present Dana with a written proposal setting forth terms and conditions on which Service Provider proposes to continue providing the Services for an additional period. If the Parties are unable to agree upon the terms and conditions for the renewal of this Agreement after the Initial Term, Dana may, by notifying Service Provider in writing no later than 30 days before the Initial Agreement Expiration Date, elect to extend the effectiveness of this Agreement, for a period of time designated by Dana that will not exceed twelve months from the Initial Agreement Expiration Date (the "First Extension Period"), which renewal will be at the then current terms and conditions, including pricing. If Dana does not elect to extend this Agreement under this Section, then this Agreement will expire at the end of the Initial Term.

2.3 Second Extension Period. Six months before the end of the First Extension Period, Service Provider will present Dana with a written proposal setting forth terms and conditions on which Service Provider proposes to continue providing the Services for an additional period. If the Parties are unable to agree upon the terms and conditions for the renewal of this Agreement after the First Extension Period, Dana may, by notifying Service Provider in writing no later than 30 days before the end of the First Extension Period, elect to extend the effectiveness of this Agreement, for a period of time designated by Dana that will not exceed twelve months from the end of the First Extension Period (such period, together with the First Extension Period, the "Extension Periods"), which renewal will be at the then current terms and conditions, including pricing. If Dana does not elect to extend this Agreement under this Section, then this Agreement will expire at the end of the First Extension Period.

2.4 Term. The "Term" of this Agreement consists of the Initial Term and all Extension Periods. The Termination Assistance Period may extend beyond the Term as set forth in Article 27.

ARTICLE 3. SERVICES GENERALLY

3.1 Scope of Services. Service Provider will provide the following services to the Dana Group Companies, as the Dana Group Companies may evolve during the Term and

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      as such services may be supplemented, enhanced, modified or replaced
      (collectively, the "Services"):

      (A) the human resource management and administration services, functions and responsibilities set forth in this Agreement, in Schedule 2 (Statement of Work), as complemented by the Base Case defined therein, and in the other Schedules to this Agreement;

      (B) services, functions and responsibilities reasonably related to the Services identified in subsection (A) above and routinely performed by the Affected Employees and any other Dana personnel and contractors who are transitioned to Service Provider, displaced or whose functions were displaced as a result of this Agreement, even if not specifically described in this Agreement;

      (C) human resource management and administration services, functions and responsibilities that are of a nature and type that, within a company in the automotive industry, would ordinarily be performed by the organization or the part of the organization performing services similar to those specifically described in this Agreement, even if not specifically described in this Agreement;

      (D)   Transformation Services;

      (E) services, functions and responsibilities identified in Work Orders adopted by the Parties for Projects undertaken under this Agreement;

      (F) New Services upon Dana's approval of Service Provider's New Services Schedule;

      (G)   Technology Evolution;

      (H)   Termination Assistance Services; and

      (I) services, functions and responsibilities not specifically described in this Agreement, the Schedules, any New Service Schedule or any Work Order, but that are required for the proper performance and delivery, or are an inherent part, of the services, functions or responsibilities specifically described in such documents.

3.2   Dana Group.

      (A) Service Provider will provide the Services to (1) Dana and any other member of the Dana Group Companies designated by Dana, irrespective of Dana's corporate structure and (2) any New Entity as directed by Dana under subsection (B) of this Section. Service Provider will provide the Services to such authorized users at the sites at which such entities operate as of the Effective Date and any additional sites that Dana may request during the Term. Fees for Services at any such new sites will be as set forth in Schedule 6 (Fees), unless a material cost differential justifies specific alternative rates or charges.

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      (B)   If as a result of a Restructure or otherwise an entity that is not a
            Dana Group Company (a "New Entity") is acquired by Dana or acquires or becomes responsible for some of the business, assets, operations or management of a Dana Group Company, then, at Dana's discretion and in accordance with its directions, Service Provider will provide the Services to the New Entity. In such directions, Dana may require Service Provider to provide the Services to a New Entity under this Agreement or, provided that the party to such separate agreement with Service Provider is a creditworthy entity, under a separate agreement on the same terms. A party will be a creditworthy entity if such party meets Service Provider's then current generally applicable requirements for outsourcing customer credit worthiness or if such party's credit rating is substantially comparable with or better than Dana's credit rating as of the Effective Date. If the Services are provided under a separate agreement, Dana will have no obligation to pay, or guarantee the payment of, any fees in relation to those Services provided to the New Entity. The Services provided to the Dana Group Companies or any New Entity under a separate agreement will be included in the calculation of actual service volumes, if any, under this Agreement. For the avoidance of doubt, Dana has no obligation to obtain Services from Service Provider with respect to any New Entity.

      (C) If a Restructure includes the divestiture of an entity, a business unit or assets of Dana, Service Provider will, at Dana's request, for a period of up to 18 months from the effective date of such Restructure, continue to provide the Services to such divested entity or business unit, or to the purchaser of such assets, at the applicable Fees then in effect; provided that Dana or the entity, unit or purchaser agrees to be responsible for the payment of such Fees. If Service Provider is requested to continue to provide the Services pursuant the foregoing sentence, Service Provider will, at Dana's request, enter into good faith negotiations with such entity, unit or purchaser with respect to an agreement regarding the payment of such Fees.

      (D) Service Provider will, at no additional cost to Dana (to the extent such assistance and information can be provided using the personnel resources Service Provider is then using to provide the Services without adversely affecting its ability to provide the Services and meet the Service Levels), provide to Dana all reasonable assistance and information as may be necessary, in the opinion of Dana, where Dana indicates that it is considering or intends a Restructure, including:

            (1) responding promptly to requests for information relating to the Services and Fees for the Services;

            (2) if requested by Dana, assisting in discussions with third parties relating to any equipment, licenses or contracts relevant to the proposed New Entity;

            (3) providing acquisition support (including assessments, transition planning and migration support);

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            (4)   cooperating in good faith with Dana in relation to the
                  Restructure;

            (5) providing any Termination Assistance Services that may be necessary in the circumstances in accordance with Article 27; and

            (6) such other assistance as may be necessary or reasonable at the time.

3.3   Right to Change Service Volumes; Variable Fees.

      (A) During the Term and the Termination Assistance Period, Dana may from time to time increase or decrease service volumes within the Services, including by adding or removing members of the Dana Group Companies or locations, by giving Service Provider ten days' notice thereof. Such change in Services volumes will be handled in accordance with the Additional Resource Charge and Reduced Resource Charge methodology, and Minimum Revenue Commitment requirement as set forth in Section 3.5(C) and Schedule 6 (Fees). Such notice provision does not apply to ordinary fluctuations in service volumes in the normal course of business.

      (B) To the extent that such increased or decreased service volumes are within the Services and parameters associated with Variable Fees, then the Fees for such Services will be adjusted in accordance with the Variable Fees defined in Schedule 6 (Fees).

3.4   Governmental Approvals and Consents.

      (A) Service Provider will, at its own expense, (1) obtain and maintain all Service Provider Governmental Approvals, (2) obtain, maintain and comply all of the Service Provider Consents and (3) adhere to Dana's instructions in order to comply with the Dana Consents.

      (B) Dana will, at its own expense, (1) obtain and maintain all Dana Governmental Approvals and (2) obtain, maintain and comply with the Dana Consents.

      (C) Each Party will cooperate with the other Party, as requested, in the other Party's obtaining Governmental Approvals and Consents that such other Party is required to obtain under this Section.

3.5   No Exclusivity; Insourcing.

      (A) Nothing in this Agreement requires Dana to purchase any of the Services from Service Provider. Dana may obtain services similar to the Services from a third party or third parties in Dana's sole discretion or perform such Services internally subject to the Minimum Revenue Commitment set forth in Section 3.5(C) and Schedule 6 (Fees).

      (B) Dana will not be obligated to obtain any of the Services from Service Provider with respect to any additional entity or business unit, including an

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            entity or business unit acquired by Dana. However, Dana will have the option to direct Service Provider to provide Services under and in accordance with the terms of this Agreement with respect to any such additional entity or business unit and such Services will be chargeable in accordance with Schedule 6 (Fees). If such additional entity or business unit has an agreement with Service Provider for human resource management or administration services at the time of such acquisition, Service Provider will not impose any termination fees on Dana or such entity in connection with the termination of such agreement but will add any remaining termination fees under such agreement to the applicable years of Termination Fees under this Agreement.

      (C) Upon at least 45 days' notice to Service Provider, Dana may insource or obtain from a third party any portion of the Services. No termination fee will be payable by Dana in connection with any insourcing or resourcing under this subsection provided such action does not reduce Service Provider's anticipated revenue under this Agreement below the Minimum Revenue Commitment defined in Schedule 6
            (Fees). Upon Dana's exercise of any of its rights under this subsection, the Fees will be adjusted in accordance with Schedule 6
            (Fees), based upon the scope of the Services Dana will continue to receive thereafter. This subsection (C) does not apply to changes in service volumes that are governed by Section 3.3. Furthermore, the notice requirement of this subsection does not apply to changes in the Services during the Termination Assistance Period.

      (D) Service Provider will provide Dana with information related to the Services that Dana reasonably requests during the Term to enable Dana to draft a request for proposal relating to the Services and to provide due diligence information for recipients of such request for proposal, even if Service Provider is not one of the recipients of the request for proposal. This provision does not require Service Provider to disclose or permit disclosure of any Service Provider Confidential Information to any Service Provider Competitor.

3.6 Knowledge Sharing. At least once every Contract Year, or on request upon at least 30 days' prior notice from Dana, Service Provider will meet with representatives of Dana in order to (A) explain how the Services are provided, (B) explain how the Service Provider Systems work and should be operated and (C) provide such training and documentation as Dana may require for Dana to (1) provide services that interact with or interface with the Services and (2) understand and operate the Service Provider Systems and understand and provide the Services after the expiration or termination of this Agreement.

3.7 Compliance with Internal IT Standards. Service Provider will comply with Dana's information management technical architecture and product standards, as such may be modified by Dana from time to time during the Term. Dana's information management technical architecture and product standards are, as of the Effective Date, as set forth in Schedule 15 (Dana Technology Standards). Dana remains responsible for promulgation, interpretation and distribution of the Dana Technology Standards.

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3.8   Reports. Service Provider will provide to Dana, in a form acceptable to
      Dana, the reports set forth in Schedule 7 (Reports), including appropriate and accurate asset inventory capture and management reports.

3.9 Procurement. At Dana's request and in accordance with the Policies and Procedures Manual, Service Provider will obtain on behalf of Dana equipment, software and services to be used by Dana in connection with its receipt or use of the Services. Dana will pay to Service Provider, or the third-party supplier, lessor or licensor, as applicable, the purchase price, leasing fees or license fees, as applicable, due for such equipment, software or services.

ARTICLE 4. TRANSFORMATION SERVICES

4.1   Transformation Services.

      (A) Beginning on the Effective Date, Service Provider will perform all functions and services (except those responsibilities designated as Dana responsibilities in Schedule 3 (Transformation)) (the "Transformation Services") necessary to accomplish the migration of Dana's human resource management and administration operations and capabilities from Dana to Service Provider, and thereafter to undertake the transformation of such human resource management and administration processes and systems, as described in Schedule 3 (Transformation) (the "Transformation").

      (B) The Transformation will be implemented in staggered phases with overlapping timeframes as to each of the Service function groups or geographic areas specified in Schedule 3 (Transformation) (each group or area, a "Phased Service Component"). The Transformation of each Phased Service Component will be completed on or before the date set forth for such Phased Service Component in Schedule 3 (Transformation) (each, a "Transformation Date"). Dana will perform those responsibilities designated as Dana responsibilities in
            Schedule 3 (Transformation) in accordance with the Transformation Plan.

      (C) Service Provider will perform the Transformation Services in accordance with Schedule 3 (Transformation) without causing a material disruption to Dana's business.

      (D) Until the completion of the Transformation Services, each Party will update the other Party regarding the status of the Transformation Services as often as may be reasonably requested by such other Party, but in any event no less frequently than weekly.

4.2 Completion and Acceptance of Transformation Services.

      (A) The Transformation of each Phased Service Component will not be complete until Service Provider has successfully completed the Transformation Services applicable to such Phased Service Component (in accordance with the process set

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            forth in the Transformation Plan) and acceptance takes place in accordance with this Section.

      (B) Subject to the Change Control Procedures, from time to time, and without affecting Dana's right to Deliverable Credits or prejudicing Dana's right to seek other remedies, Dana may postpone the Transformation Date for one or more Phased Service Components or change the order of implementation of the Phased Service Components.

      (C) Upon successful completion of the Transformation as to each of the Phased Service Components (i.e., the completion of the last milestone in the Transformation Plan for such Phased Service Component), Service Provider will convene a meeting with the Dana Relationship Manager in which the Service Provider Relationship Manager will present in person to the Dana Relationship Manager notice of successful completion of the Transformation as to such Phased Service Component as specified in the Transformation Plan. Dana will, within 10 business days after presentation of such notice, notify Service Provider whether it accepts or rejects such Transformation Services as complete. If Dana does not notify Service Provider within such 10-day period, the Transformation will be deemed complete as to such Phased Service Component the day after such 10-business-day period has expired.

      (D) If Service Provider has not successfully completed the Transformation of a Phased Service Component by the Transformation Date specified therefor in the Transformation Plan, without affecting Dana's right to Deliverable Credits or prejudicing Dana's right to seek other remedies, Dana may:

            (1) postpone the applicable Transformation Date, in which case (a) Service Provider will submit a plan to Dana for Dana's approval that sets forth how and when Transformation of any incomplete parts of the Phased Service Component will be completed and (b) once Dana has approved the plan, Service Provider will execute such Transformation in accordance with the plan; or

            (2) notify Service Provider that Dana accepts the Transformation of such Phased Service Component as complete.

ARTICLE 5. PROJECTS AND NEW SERVICES

5.1   Existing Projects. Service Provider will perform each Project set forth in
      Schedule 10 (Existing Projects), completing all Project Milestones and providing all Deliverables in accordance with the applicable Work Order. If the Fees for any such existing Project are based on time and materials, then the Project rates set forth in Schedule 6 (Fees) will apply to such Project.

5.2 Projects. From time to time during the Term, Dana may engage Service Provider to perform a Project in accordance with the Project work order set forth in Schedule 22 (Form of Work Order). Service Provider will comply with Schedule 4 (Governance) and

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      perform each Project, complete all Project Milestones and provide all
      Deliverables in accordance with the Work Order.

5.3   New Services.

      (A) From time to time during the Term, Dana may wish to add one or more ongoing New Services (contrasted with Projects, which are non-recurring) to the scope of the Services. Dana will provide Service Provider with a description of such New Service setting forth the services, functions and responsibilities constituting the New Service.

      (B)   Service Provider will prepare a proposal to Dana setting forth:

            (1)   how it would perform the New Service;

            (2) the Fees for the New Service, including terms and conditions regarding any Variable Fees;

            (3) when appropriate, a transition plan, including a schedule for commencing the New Service;

            (4) New Service Levels and Performance Credits (unless Service Provider demonstrates to Dana's reasonable satisfaction that Performance Credits should not be applicable) for the New Service;

            (5) Key Personnel (unless Service Provider demonstrates to Dana's reasonable satisfaction that additional Key Personnel are not necessary) for the New Service;

            (6)   when appropriate, a resource model for the New Service;

            (7) when appropriate, a description of any new Software or Equipment to be provided by Service Provider in connection with the New Service;

            (8) when appropriate, the Software and Equipment and run-time requirements necessary to develop and operate any new Software;

            (9) a description of the human resources necessary to provide the New Service;

            (10) when appropriate, a list of any existing Software or Equipment included in or to be used in connection with the New Service;

            (11) when appropriate, acceptance test criteria and procedures for any new Software or any products, packages or components of the New Service;

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            (12)  an outline of a Disengagement Plan for the New Service, or an update or supplement to the then current Disengagement Plan for the Services, which will be prepared following the procedures set forth in Section 27.1;

            (13) when appropriate, a plan to update or supplement to the then current disaster recovery plan and Policies and Procedures Manual for the New Service; and

            (14) any other information related to the New Service requested by Dana.

      (C) Pricing of a New Service will be agreed and will be consistent with the then current mechanisms in this Agreement. In any event, Service Provider's pricing of the New Service will be no more than the fees Service Provider generally charges similar customers for similar services. The price for such New Service will also take into account resources and expenses of Service Provider for then-existing Services that would no longer be required if the New Service were implemented.

      (D) Dana will review Service Provider's proposal and may request changes. Service Provider will consider and the Parties will negotiate in good faith any such requested changes. Once the proposal is agreed, Dana will prepare a New Service Schedule incorporating the agreed proposal.

      (E) Once both Parties agree upon the New Service Schedule, the New Service will form part of the Services and the New Service Schedule will be added to this Agreement.

      (F) Dana will not be obligated to pay for any New Service or any other service that falls outside the scope of this Section unless Dana has approved the service in accordance with this Section.

5.4 Third Party Services. Notwithstanding any request made to Service Provider by Dana under Section 5.2 or Section 5.3 or any other provision in this Agreement, Dana may contract with a third party to perform any Project or New Service. Upon Dana's request, Service Provider will assist Dana in identifying qualified third-party service providers to provide such Project or New Service, if Service Provider is unwilling or unable to provide such Project or New Service.

5.5 Cooperation. To the extent that Dana performs any services itself or retains a third party to do so, Service Provider will, to the extent reasonably necessary for Dana or such third party to perform such services or to interface with the Services and, if such third party will have access to Confidential Information of Service Provider, subject to such third party executing a confidentiality agreement in the form set forth in
      Schedule 13 (Form of Confidentiality Agreement):

      (A) cooperate with third parties and Dana, including by providing access to design characteristics of Software and Equipment and related data to the extent required to facilitate interoperability;

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      (B)   provide any information regarding the operating environment, system constraints, protocol, interfaces, architecture and other operating parameters reasonably required by Dana or the third party to perform the services;

      (C) provide any reasonable interface resources (including Equipment or Software) necessary to enable Equipment to interface or be compatible with the Retained Systems;

      (D) use commercially reasonable efforts to ensure that there is no degradation in the provision of the Services caused by adjustments made by Service Provider transferring services to a third party or to Dana; and

      (E) agree on procedures with Dana and any third parties providing services to Dana for the division of responsibilities in relation to services and functions that may overlap between Service Provider and the third party.

Service Provider will provide such cooperation, information and resources at no additional cost to Dana, unless Service Provider notifies Dana, in advance, that it cannot perform such functions using the personnel resources Service Provider is then using to provide the Services without adversely affecting its ability to provide the Services and meet the Service Levels.

ARTICLE 6. SERVICE LEVELS

6.1 Service Levels. Service Provider will perform the Services in accordance with the Service Levels set forth in Schedule 5 (Service Levels and Performance Credits). Service Provider will provide all Services without expressly defined Service Levels at service levels that equal or exceed the level of service being provided by Dana before the Commencement Date.

6.2 New Service Levels. Service Provider will perform any New Service in accordance with the New Service Levels applicable to such New Service.

6.3   Adjustment of Service Levels.

      (A) The Lead Executive Team (1) will review the Service Levels for the preceding 12 months during the last calendar quarter of every Contract Year and (2) with respect to those Service Levels that require periodic adjustment under Schedule 5 (Service Levels and Performance Credits) or the applicable New Service Schedule or Work Order or are no longer appropriate because of an increase, decrease or change to the Services, will adjust the Service Levels for the subsequent Contract Year in accordance with Schedule 5 (Service Levels and Performance Credits). In addition, either Party may, at any time upon notice to the other Party, initiate negotiations to review and, upon agreement by the Lead Executive Team, adjust a Service Level that such Party in good faith believes is inappropriate at the time.

      (B) Dana may, from time to time, in accordance with Schedule 5 (Service Levels and Performance Credits), change the Service Levels to reflect its changing business needs, including adding or removing a Service Level. If Service Provider can

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            demonstrate to Dana's reasonable satisfaction that such new Service
            Level will materially increase Service Provider's cost of performing the Services in accordance with the new Service Level, Dana may only add that new Service Level if:

            (1)   Service Provider agrees; or

            (2)   Service Provider does not agree, but:

                  (a) Dana removes an existing Service Level at the same time as introducing the new Service Level and the Parties agree that the aggregate cost of providing the Services in accordance with the new Service Level plus the cost of measuring and reporting on such new Service Level is not materially higher than the aggregate cost of providing the Services under the existing Service Level plus the cost of measuring and reporting on the existing Service Level; or

                  (b) Dana agrees to pay Service Provider for its incremental cost of providing the Services under the new Service Level plus the cost of measuring and reporting on the new Service Level.

            Any disputes about such incremental cost will be subject to the dispute resolution provisions of Schedule 4 (Governance) and this Agreement.

6.4   Measurement and Monitoring Tools.

      (A) As of each Transformation Date (or other date specified in Schedule 5 (Service Levels and Performance Credits) with respect to any Service Level), Service Provider will implement the measurement and monitoring tools and procedures required to measure and report (as contemplated by Schedule 5 (Service Levels and Performance Credits)) Service Provider's performance of the Services against the applicable Service Levels. Such measurement and monitoring and procedures will (1) permit reporting at a level of detail specified by Dana that is sufficient to verify compliance with the Service Levels and (2) be subject to audit by Dana or its designee.

      (B) Service Provider will provide Dana with on-line access to such measurement and monitoring tools and information, so that Dana is able to access the same information as soon as it is available on-line to Service Provider.

      (C) In addition to on-line access to such measurement and monitoring tools and information, Service Provider will provide Dana with periodic reports on Service Provider's compliance with the Service Levels as set forth in Schedule 5 (Service Levels and Performance Credits).

      (D) In addition to on-line access to such measurement and monitoring tools and information and such periodic reports, Service Provider will provide Dana and its

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            designees access to and information concerning such measurement and monitoring tools and procedures upon request, for inspection and verification purposes.

6.5   Root-Cause Analysis.

      (A) With respect to Service Provider's failure to provide the Services in accordance with the Service Levels, Service Provider will (1) promptly investigate, perform a root cause analysis on the failure in accordance with Schedule 4 (Governance), identify the problem causing the failure and report to Dana, (2) correct the problem as soon as practicable and resume meeting the Service Levels, (3) advise Dana of the status of the problem at stages determined by Dana and (4) demonstrate to Dana that all reasonable action has been taken to prevent any recurrence of such default or failure.

      (B) Service Provider will, at any time at which Service Provider anticipates that it will fail to meet a Service Level, advise Dana of the status of the problem at time intervals determined by Dana.

6.6 Continuous Improvement and Best Practices. Service Provider will, on a continuous basis, identify ways to improve the Service Levels. Service Provider will, from time to time, include updates with respect to such improvements in the reports provided to Dana under Section 3.8.

6.7   Performance Credits.

      (A) In the event of a failure to provide the Services in accordance with the applicable Critical Service Levels, Service Provider will incur the Performance Credits identified in and according to the terms set forth in Schedule 5 (Service Levels and Performance Credits) or a New Service Schedule.

      (B) Performance Credits will be allocated among the Critical Service Levels and calculated in accordance with the procedure set forth in
            Schedule 5 (Service Levels and Performance Credits). Dana may from time to time reallocate the Performance Credit percentages assigned to the Critical Service Levels as set forth in Schedule 5 (Service Levels and Performance Credits).

      (C) The Performance Credits will not limit Dana's right to recover, in accordance with this Agreement, other damages incurred by Dana as a result of a Service Level failure.

      (D) In addition to Dana's right to receive Performance Credits and any damages to which Dana may be entitled for a Service Level default, Dana may terminate this Agreement for certain Service Level defaults as set forth in Section 25.6.

      (E) Nothing in this Section will be deemed to limit or obviate Dana's right to terminate this Agreement under Section 25.4.

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6.8   Deliverable Credits.

      (A)   Deliverable Credits apply to:

            (1)   Critical Deliverables as specified in this Agreement;

            (2)   Critical Deliverables specified in the Transformation Plan;
                  and

            (3) such other Critical Deliverables (including Project milestones set forth in Work Orders) as may be agreed to by the Parties from time to time.

      (B) Deliverable Credits for certain Critical Deliverables are specified in this Agreement or its Schedules or, in the case of Projects, in the Work Order for the Project. Amounts for other Critical Deliverables required during the Term will be agreed on a case-by-case basis.

      (C) A Deliverable Credit payable for a Critical Deliverable earned in a particular month will be credited by Service Provider to Dana on the next invoice.

      (D) Deliverable Credits will not limit Dana's right to recover, in accordance with this Agreement, other damages incurred by Dana as a result of failure to provide Critical Deliverables that are subject to a Deliverable Credit by the time or in the manner agreed.

      (E) Nothing in this Section will be deemed to limit or obviate Dana's right to terminate this Agreement under Section 25.4.

6.9 Performance Information. The raw data and detailed supporting information and reports relating to Service Levels and performance ("Performance Information") will be Confidential Information of both Parties; provided that Dana may disclose the Performance Information in connection with obtaining a successor service provider for the Services and Service Provider may disclose the Performance Information in a manner that, if aggregated with performance information from its other customers, does not identify (or enable the identification of) Dana as the recipient of the applicable Services. Service Provider will provide material containing the Performance Information to Dana promptly on request.

6.10 Customer Satisfaction Surveys. Service Provider will conduct customer satisfaction surveys in accordance with this Section 6.10 and Schedule 21 (Customer Satisfaction Surveys).

      (A) Within 90 days after the Effective Date, Service Provider will select an independent third party and finalize a process for conducting customer satisfaction surveys, both subject to Dana's prior approval. The selected third party will conduct a baseline customer satisfaction survey within such 90-day period.

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      (B)   Additional customer satisfaction surveys will be performed at the times specified in, and otherwise in accordance with, Schedule 21 (Customer Satisfaction Surveys). Such surveys may be performed by Service Provider or, at Dana's option, an independent third party.

      (C) Increasing measures of customer satisfaction will be used by Service Provider as a key performance factor in determining the incentive compensation of Key Personnel and such other Project Staff as Dana may reasonably request.

      (D) Service Provider will be responsible for all costs associated with conducting customer satisfaction surveys under this Section 6.10 and
            Schedule 21 (Customer Satisfaction Surveys).

ARTICLE 7. TECHNOLOGY

7.1   Retained Systems and Retained Processes.

      (A) Service Provider will use commercially reasonable efforts to ensure that (1) in providing the Services it does not by any act or omission adversely affect or alter the operation, functionality or technical environment of Dana's Retained Systems and Retained Processes without the consent of Dana; and (2) Systems and processes used to provide the Services interface and integrate with the current Retained Systems and Retained Processes as of the Effective Date. Upon a change to the Retained Systems and Retains Processes, Service Provider will make changes to its Systems and Services as necessary to maintain such interfaces and integration at no additional charge unless Service Provider notifies Dana, in advance, that it cannot make such changes using the personnel resources Service Provider is then using to provide the Services without adversely affecting its ability to provide the Services and meet the Service Levels.

      (B) As necessary for Service Provider to perform the Services and comply with its obligations under this Section, the Parties will cooperate in good faith to keep each other informed about all aspects of the existing and future Retained Systems and Retained Processes. Dana will provide documentation, information and other cooperation regarding any existing and future Retained Systems and Retained Processes, as reasonably necessary for Service Provider to perform the Services and comply with this Section. Dana will also provide training with respect to any Retained Systems and Retained Processes that are proprietary to Dana as reasonably required by Service Provider to comply with its obligations under this Section.

      (C) Service Provider will provide Dana on request with services in relation to Retained Systems affected by the Services, including liaising with Dana, its outsourcing partners or third parties on the impact of any alterations to such Retained Systems and vice versa.

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7.2   Process and Technology Evolution.

      (A) Service Provider acknowledges that Dana's business model and the human resource management and administration processes employed throughout the Dana Group will continue to evolve over the Term and, at a minimum, the Parties will collaborate to ensure that the technology used to perform the Services will remain consistent with the Dana Group Companies' then current business and human resource objectives and competitive needs. Service Provider will refresh Service Provider owned Equipment and Service Provider licensed Software, and Dana licensed software for Peoplesoft from time to time during the Term as necessary to maintain all applicable Service Levels. Service Provider will upgrade the Peoplesoft software twice during the Term with the Peoplesoft version specified by Dana. Service Provider will give Dana reasonable prior notice of any significant changes associated with refresh and Dana may waive any such changes that may involve risk to Dana's business, increased Fees or other costs to Dana.

      (B) Service Provider will continually introduce and implement Technology Evolution to improve the quality and cost effectiveness of the Services and to keep pace with technological advancements or improvements throughout the Term, which may include implementing proven technology or processes that Service Provider is using in similar environments anywhere in the world or are consistent with industry best practices. In implementing any new technology or process under this subsection (B), Service Provider will obtain any Dana approvals required by this Agreement.

      (C) Subject to any Dana approvals required by this Agreement, Service Provider, without increasing the Fees, will cause the Services to evolve and to be modified, enhanced, supplemented and replaced as necessary for the Services to keep pace with improvements in practices and methodologies for the delivery of human resource management and administration services and to support Dana's efforts to maintain competitiveness in the markets in which it competes.

      (D) In addition to Service Provider's obligations under subsection (B) and subsection (C), Service Provider will (1) monitor, analyze, and report to Dana annually on new technologies, practices and methodologies and emerging trends in the field of human resource management and administration services; (2) if requested by Dana, demonstrate how Service Provider would integrate the new technologies, practices or methodologies into the Services and what effect (if any) the integration would have on the direction of Dana's then current strategy; and (3) identify and, with Dana's approval, implement new technologies, practices and methodologies that are intended (a) to improve the efficiency and effectiveness of the Services (including cost savings), (b) to result in cost savings to the Dana Group, (c) to enhance the Dana Group Companies' ability to conduct their business and serve their employees or (d) to achieve Dana's business objectives faster or more efficiently than the then current strategies.

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ARTICLE 8. INTERNATIONAL SERVICES

8.1 Worldwide Agreement. In executing this Agreement Dana engages Service Provider for the provision of Services within the United States and for the benefit of selected non-US Affiliates of Dana. The Parties agree to cooperate in good faith to effectuate any changes in terms necessary as a result of any legally mandated consultation process with employees.

8.2 Assignment. Either Party may assign its rights and delegate its obligations under this Agreement, in whole or in part, to one or more Affiliates without the consent of the other Party (each such Affiliate an "Assignee"), provided that the assigning Party shall remain responsible to the other Party for the assignee's performance. The assigning Party shall provide the other with prompt notice of such assignment. To the extent Service Provider assigns its rights and delegates its obligations under the Agreement with respect to Services performed in a specific country, such Affiliate may invoice Dana's local Affiliate for the Fees associated with the Services performed in that country. Alternatively, Dana may direct such Assignee to send such invoice to a designated Dana Affiliate in such country.

8.3 Local Country Agreements. In order to conform to Laws and practices outside the United States, Dana or selected Dana Affiliates and Service Provider or Affiliates of Service Provider will, prior to Service Provider providing any Services in countries outside the United States, enter into mutually agreeable local country agreements with respect to countries outside the United States (each a "Local Country Agreement"). Each local Country Agreement will contain, as applicable:

      (A) variations to the terms and conditions of this Agreement required by Local Law;

      (B) human resource provisions required by Local Law or as a result of a consultation process with employees concerning the transfer of Transferred Employees to Service Provider; and

      (C) lists of Transferred Employees to be transferred to Service Provider, Dana contracts to be assigned to Service Provider or managed by Service Provider, variations in the scope of Services or manner in which Services are provided, applicable billing practices (which will otherwise be presumed to be between local Affiliates), and such other matters as are agreed by the Parties.

ARTICLE 9. CONTRACT ADMINISTRATION

9.1 Assigned Agreements. The Assigned Agreements will be, as of the Effective Date or such later date as may be specified for an Assigned Agreement in
      Schedule 23 (Assigned Agreements and Managed Agreements) (the "Assigned Agreement Effective Date"), assigned to Service Provider. Effective upon the applicable Assigned Agreement Effective Date, Service Provider will assume all responsibility for each Assigned Agreement. Dana will retain responsibility for all obligations with respect to the Assigned Agreements before the applicable Assigned Agreement Effective Date. From and after the applicable Assigned Agreement Effective Date, Service Provider may, to the

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      extent permitted by the Assigned Agreements, renew, modify, terminate or cancel, or request or grant any consents or waivers under, any such Assigned Agreements; provided that Service Provider will remain responsible for all Services to Dana that are provided, related to or supported by all such Assigned Agreements, regardless of any such renewal, modification, termination, cancellation, consent or waiver. Any fees or charges imposed upon Dana in connection with any modification, termination or cancellation of, or consent or waiver under, the Assigned Agreements obtained or given after the Assigned Agreement Effective Date will be paid by Service Provider.

9.2 Assigned Agreement Invoices. Service Provider will (1) pay the invoices submitted by third parties in connection with the Assigned Agreements allocable to the period commencing on the applicable Assigned Agreement Effective Date and (2) be responsible for any late fees with respect to such third-party invoices (except for periods before the Assigned Agreement Effective Date) unless, with respect to any such invoice that Dana receives in a timely manner from a third party, Dana fails to forward such invoice to Service Provider for payment within a reasonable period of time before the date such invoice is due.

9.3 Managed Agreements. From and after the Effective Date or such later date as may be specified for a Managed Agreement in Schedule 23 (Assigned Agreements and Managed Agreements) (the "Managed Agreement Effective Date"), Service Provider will, on behalf of Dana and Dana Affiliates, manage, administer and maintain each Managed Agreement. Service Provider may not renew, modify, terminate or cancel, or request or grant any consents or waivers under, any Managed Agreements without the prior written consent of Dana. Any fees or charges or other liability or obligation imposed upon Dana in connection with any such renewal, modification, termination or cancellation of, or consent or waiver under, the Managed Agreements, obtained or given by Service Provider without the consent of Dana, will be paid or discharged, as applicable, by Service Provider.

9.4   Managed Agreement Invoices.

      (A) Except as otherwise provided herein, Dana will remain financially responsible for all amounts payable under Managed Agreements.

      (B)   Service Provider will (a) receive all Managed Agreement invoices,
            (b) review and have the third party correct any errors in any such Managed Agreement invoices in a timely manner and (c) provided Service Provider has received the Managed Agreement invoice sufficiently in advance of the payment due date, submit such Managed Agreement invoices to Dana for approval within a reasonable period of time before the due date or, if a discount for prompt payment is offered and Dana notifies Service Provider that Dana desires to take advantage of such discount, the date by which Dana must pay such Managed Agreement invoice to receive the discount.

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      (C)   Dana will not be required to pay Service Provider any amounts in addition to the Fees, for management, administration, maintenance and other Services with respect to the Managed Agreements.

      (D) If Service Provider fails to submit any Managed Agreement invoice to Dana for approval within a reasonable period of time before the date on which the Managed Agreement invoice is due, Service Provider will be responsible for any late fees incurred by Dana due to such delay, unless Service Provider did not receive the invoice far enough in advance to permit delivery within a reasonable period of time before such due date.

9.5 Performance Under Managed Agreements. Service Provider will monitor and manage any service levels or other similar performance terms of the Managed Agreements and will notify Dana of any service level failures under the Managed Agreements. Service Provider will promptly notify Dana of any breach of, or misuse or fraud in connection with, any Managed Agreements of which Service Provider becomes aware and will cooperate with Dana to prevent or stay any such breach, misuse or fraud. To the extent necessary to enable Service Provider to perform its obligations under this Agreement with respect to the Managed Agreements, Dana will promptly notify Service Provider of any breach of, or misuse or fraud in connection with, any Managed Agreements of which Dana becomes aware.

ARTICLE 10. SERVICE LOCATIONS

10.1 Service Locations. The Services will be provided to Dana from the Service Locations specified in Schedule 12 (Service Locations) and any other location for which Service Provider has received Dana's approval, to be given in Dana's sole discretion. Any incremental expenses incurred by Dana as a direct result of a relocation to, or use of, any location other than the Service Locations initially set forth in Schedule 12 (Service Locations) (unless such relocation is undertaken at Dana's request) will, at Dana's sole discretion, either be paid by Service Provider or reimbursed to Dana by Service Provider. Service Provider and Service Provider Agents may not provide or market services to a third party from a location owned or controlled by Dana without Dana's consent, to be given in Dana's sole discretion.

10.2  Physical Safety and Security Procedures.

      (A) Service Provider will maintain and enforce at the Service Locations physical safety and security procedures that are at least equal to industry standards for locations similar to the Service Locations and any higher standard agreed upon by the Parties.

      (B) When providing Services from locations owned or controlled by Dana, Service Provider will comply with the physical safety and security procedures that are applicable to such locations as set forth in
            Schedule 19 (Dana Policies and Procedures) and as modified from time to time.

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10.3  Information Security.

      (A) Service Provider acknowledges that Dana has established, and during the Term may amend, minimum appropriate levels of security for information residing on Dana systems and for Dana Data residing on the Service Provider Systems.

      (B) Dana's information security policies as of the Effective Date are set forth in Schedule 14 (Dana Information Security Requirements). Dana may amend these security policies on 30 days' notice to Service Provider or such shorter notice period as required in order to comply with Law, utilizing the Change Control Procedures.

      (C) Service Provider will, and will cause each member of the Project Staff to, comply with Schedule 14 (Dana Information Security Requirements) at all locations, whether Dana premises or Service Provider premises, to which they have access in connection with the performance of Services hereunder.

      (D) If Service Provider or any Service Provider Agent discovers or is notified of a breach or potential breach of security relating to Dana Data, Service Provider will immediately (1) notify the Dana Relationship Manager of such breach or potential breach and (2) if the applicable Dana Data was in the possession of Service Provider or a Service Provider Agent at the time of such breach or potential breach, Service Provider will (a) investigate and remedy the cause of the breach or potential breach and (b) provide Dana with assurance satisfactory to Dana that such breach or potential breach will not recur.

      (E) Without limiting the foregoing, Service Provider agrees to administer adequate safeguards, as determined by Dana, regarding the transfer of personal data used or accessed in the course of performing the Services, including any safeguards required under the 1995 EU Privacy Directive as enacted in local jurisdictions, and will ensure that its agreements with third parties involving the use or access of such data include such safeguards.

ARTICLE 11. HUMAN RESOURCES

11.1 Human Resources. All terms and conditions relating to the offer of employment to the Affected Employees, and the employment of the Transferred Employees, are set forth in Schedule 18 (Human Resources) and, if applicable, the Local Country Agreements.

ARTICLE 12. PROJECT STAFF

12.1 Project Staff Matters. Schedule 18 (Human Resources) sets forth terms and conditions regarding the selection, replacement and reassignment of Project Staff, including Key Personnel, and certain restrictions on the assignment of Key Personnel to Service Provider accounts with Excluded Companies.

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12.2  Subcontractors.

      (A) Other than subcontracts of $250,000 or less in annual value, Service Provider will not subcontract any of the Services to a third party (including to a Service Provider Affiliate) without Dana's prior consent. Approved subcontractors as of the Effective Date are set forth in Schedule 11 (Approved Subcontractors).

      (B) Regardless of subcontract value, at least 30 days before entering into a subcontract with a third party to perform any Services under this Agreement, Service Provider will give Dana written notice specifying the identity, qualifications and scope of the Services to be provided by the proposed subcontractor.

      (C) Each subcontract between Service Provider and a third party for the provision of any Services will provide Dana with rights and protections equivalent to those provided by this Agreement, including with respect to the use, licensing and ownership of intellectual property, the use of Dana Resources, audit of Services, protection of Confidential Information and warranties regarding Services and Deliverables.

      (D) No subcontracting will release Service Provider from its responsibility for its obligations under this Agreement. Service Provider will be responsible for the work and activities of each of the Service Provider Agents and members of the Project Staff employed by Service Provider Agents, including compliance with the terms of this Agreement. Service Provider will be responsible for all payments to its subcontractors.

      (E) Service Provider will promptly pay for all services, materials, Equipment and labor used by Service Provider in providing the Services and Service Provider will promptly cause any Service Provider Agent to promptly remove any lien on Dana's premises by such Service Provider Agent for work performed under this Agreement.

12.3  Conduct of Project Staff.

      (A) While at the Dana premises, Service Provider and Service Provider Agents will (1) comply with the requests, standard rules and regulations of Dana regarding safety and health, personal and professional conduct (including adhering to general safety practices or procedures) generally applicable to such Dana premises, including those set forth in Schedule 19 (Dana Policies and Procedures) and
            (2) otherwise conduct themselves in a businesslike manner.

      (B) Service Provider will cause Service Provider Agents and members of the Project Staff to maintain and enforce the confidentiality provisions of this Agreement.

      (C) If Dana notifies Service Provider that a particular member of the Project Staff is not conducting himself or herself in accordance with this Section, Service Provider will promptly (1) investigate the matter and take appropriate action,

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            which may include (a) removing the applicable person from the
            Project Staff and providing Dana with prompt notice of such removal and (b) replacing the applicable person with a similarly qualified individual or (2) take other appropriate disciplinary action to prevent a recurrence. If Dana is dissatisfied with Service Provider's investigation or action or continues to be dissatisfied with the conduct of a particular member of the Project Staff, Service Provider will promptly remove the individual from the Project Staff at Dana's request.

ARTICLE 13. CONTINUED PROVISION OF SERVICES

13.1  Disaster Recovery Plan.

      (A) Service Provider will implement and maintain disaster recovery plans and business continuity plans for Service Provider Service Locations and Service Provider's business that, at a minimum, address the matters set forth in Schedule 20 (Disaster Recovery and Business Continuity Requirements), and support Dana in their implementation of Dana disaster recovery plans and Dana business continuity plans for Dana Service Locations and will comply with Schedule 14 (Dana Information Security Requirements) in connection with such plans. Service Provider will (1) update and test the operability of any applicable Service Provider recovery plan annually and upon any significant change to the Systems or procedures constituting or affecting the Services, (2) certify to Dana upon each such test that each such plan is fully operational and provide Dana with a summary of any report regarding the results of such test and (3) implement each such plan upon the occurrence of a disaster.

      (B) Service Provider will reinstate the Services within the time periods set forth in Schedule 20 (Disaster Recovery and Business Continuity Requirements) (or if not set forth in Schedule 20, the recovery time periods set forth in Service Provider's recovery plan) after the occurrence of a disaster.

      (C) In the event of a disaster (as such term is defined in the applicable recovery plan), Service Provider will not increase its Fees under this Agreement or charge Dana any declaration, usage or other fees in addition to such Fees.

13.2 Force Majeure. If and to the extent that a Party's performance of any of its obligations under this Agreement is prevented, hindered or delayed by a cause beyond the reasonable control of such Party, which may include fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions (each, a "Force Majeure Event"), and such non-performance, hindrance or delay could not have been prevented by reasonable precautions, then the non-performing, hindered or delayed Party will be excused for such non-performance, hindrance or delay, as applicable, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues and such Party continues to use commercially reasonable efforts to resume performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans or other means. The Party whose performance is prevented, hindered or delayed by a Force Majeure Event will

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      immediately notify the other Party of the occurrence of the Force Majeure
      Event and describe in reasonable detail the nature of the Force Majeure Event. The occurrence of a Force Majeure Event does not excuse, limit or otherwise affect Service Provider's obligation to provide either normal recovery procedures or any other disaster recovery services described in
      Section 13.1, except to the extent the Force Majeure Event prevents execution of the disaster recovery plan itself. The failures of subcontractors or third-party providers of services to Service Provider will not be considered Force Majeure Events.

13.3 Alternate Source. If any Force Majeure Event or disaster prevents, hinders or delays performance of Services for more than seventy-two (72) hours after the inception of the Force Majeure Event or disaster, Dana may procure such Services from an alternate source and Service Provider will reimburse Dana for the reasonable and actual costs and expenses incurred by Dana in procuring such Services from an alternate source, to the extent that those costs and expenses exceed the Fees for such Services for so long as the delay in performance will continue, but in no event longer than the earlier of (a) 180 days from the start of such delay, or (b) the remaining Term, provided that Dana continues to pay Service Provider for such Services. If the Force Majeure Event or disaster continues to prevent, hinder or delay performance of the Services for more than 14 calendar days after the inception of the Force Majeure Event or disaster or, if a different time period is specified for Service reinstatement in
      Schedule 20 (Disaster Recovery and Business Continuity Requirements), such time period, Dana may at its sole discretion, effective as of a date specified by Dana in a termination notice to Service Provider, without observing the cure period required by Section 25.4, (1) terminate any portion of this Agreement affected by the nonperformance and the Fees will be equitably adjusted or (2) terminate the entire Agreement without liability to Dana except as set forth in Schedule 6 (Fees); provided that, if Service Provider succeeds in reinstating the Services, Dana must exercise such termination rights within 30 days after such reinstatement.

13.4 No Payment for Unperformed Services. If Service Provider fails to provide the Services in accordance with this Agreement due to the occurrence of a Force Majeure Event, the Fees will be adjusted in a manner such that Dana is not responsible for the payment of any Fees for Services that Service Provider fails to provide.

13.5 Allocation of Resources. Whenever a Force Majeure Event or a disaster causes Service Provider to allocate limited resources between or among Service Provider's customers, Dana will receive at least the same treatment as other Service Provider customers who are receiving an allocation of resources. In addition, in no event will Service Provider redeploy or reassign any Key Personnel to another account in the event of a Force Majeure Event.

ARTICLE 14. DANA RESPONSIBILITIES

14.1 Dana Operational Responsibilities. Dana will have the operational responsibilities set forth in Schedule 8 (Dana Operational
      Responsibilities and Resources) and, for a Project, set forth in the Work Order.

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14.2  Dana Resources. Dana will make available to Service Provider the resources, facilities, equipment, furnishings, fixtures and support set forth in Schedule 8 (Dana Operational Responsibilities and Resources) and, for a Project, set forth in the Work Order ("Dana Resources") in accordance with the following provisions:

      (A) the terms specified in Schedule 8 (Dana Operational Responsibilities and Resources) or any other terms agreed between Dana and Service Provider in writing from time to time will apply to the Dana Resources;

      (B)   Service Provider will comply with any procedures specified in
            Schedule 8 (Dana Operational Responsibilities and Resources) in relation to the Dana Resources;

      (C) except as expressly provided in this Agreement, Service Provider will use the Dana Resources for the sole and exclusive purpose of providing the Services to Dana;

      (D) use by Service Provider of facilities that are included in the Dana Resources does not constitute a leasehold interest in favor of Service Provider or any of Service Provider's customers;

      (E) Service Provider will use the facilities that are included in the Dana Resources in a reasonably efficient manner, and to the extent that Service Provider operates such a facility in a manner that unnecessarily increases facility costs incurred by Dana, Dana reserves the right to set-off the excess utility costs of such practices;

      (F) Service Provider will (and will ensure that Service Provider Agents) keep facilities that are included in the Dana Resources in good order, not commit or permit waste or damage to such facilities, not use such facilities for any unlawful purpose or act and comply with all of Dana's standard policies and procedures as in effect from time to time as communicated to Service Provider, including procedures for the physical security of such facilities;

      (G) Service Provider will be responsible for damages to, and fines arising from use of, the Dana Resources to the extent caused by Service Provider, its agents, subcontractors, employees or invitees;

      (H) Service Provider will permit Dana and Dana agents to enter into those portions of facilities that are included in the Dana Resources that are occupied by Project Staff at any time to perform facility-related services;

      (I) Service Provider will not make any improvements or changes involving structural, mechanical or electrical alterations to facilities that are included in the Dana Resources without Dana's approval; and

      (J) when any facility that is included in the Dana Resources is no longer required for performance of the Services for Dana, Service Provider will return such facility to Dana in substantially the same condition as when Service Provider began using such facilities, ordinary wear and tear excepted.

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14.3  Management of Issues.

      (A) Notwithstanding anything contained in this Article, Service Provider will proactively manage issues in a manner that ensures all tasks required to be performed under this Agreement are performed in a timely manner. Each member of the Project Staff will promptly escalate an issue if the performance of any such Project Staff member's obligation is directly impacted by the failure of Dana to perform a prerequisite task. Service Provider will not have met its obligation with respect to the hindered task unless and until the Dana Relationship Manager (or other relevant Dana team member identified in Schedule 4 (Governance)) has been notified of such failure to perform.

      (B) Dana's failure to perform any of its stated operational responsibilities or provide any Dana Resources will not constitute a breach of this Agreement or give rise to any right to terminate this Agreement. If Dana fails to fulfill any of the responsibilities set forth in Schedule 8 (Dana Operational Responsibilities and Resources) or provide any Dana Resources, Service Provider will be excused from the performance of its obligations under this Agreement adversely affected by such failure to the extent and only for so long as Dana's failure is the direct cause of Service Provider's non-performance, but only:

            (1) if Service Provider promptly notifies the Dana Relationship Manager of Dana's failure and if, after notifying the Dana Relationship Manager, Dana fails to promptly rectify the failure; and

            (2) with respect to such specific obligations for which no reasonable workaround exists.

ARTICLE 15. FEES AND PAYMENT

15.1 Fees. In consideration of Service Provider providing the Services under this Agreement, Dana will pay to Service Provider:

      (A)   the Fees set forth in Schedule 6 (Fees);

      (B) for Projects, Fees determined in accordance with Schedule 6 (Fees) and the applicable Work Order; and

      (C) for a New Service, the Fees set forth in the applicable New Service Schedule.

Except as expressly set forth in this Agreement, there will be no charge or Fees payable by Dana for Service Provider's performance of its obligations under this Agreement. Service Provider will extend the Fees to other members of the Dana Group Companies as requested by Dana.

15.2 Variable Fees. At the end of every month, Service Provider will review the volume of those Services used by Dana during the preceding month that, as designated in Schedule 6 (Fees), are subject to Variable Fees. If the volume of Dana's use of a Service subject to Variable Fees (1) increases above the applicable resource baseline set forth in Schedule 6

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      (Fees), Dana will pay Service Provider, in addition to the Fees otherwise due for such Service, an amount equal to the corresponding Additional Resource Charge or (2) decreases below the applicable resource baseline set forth in Schedule 6 (Fees), Service Provider will credit Dana an amount equal to the corresponding Reduced Resource Credit. All such payments and credits will be effected in accordance with Section 15.3.

15.3  Invoices. Invoices will adhere to the provisions of Schedule 6 (Fees).

15.4  [INTENTIONALLY BLANK]

15.5 Refundable Items; Prepaid Expenses. If Service Provider receives during the Term any refund, credit or other rebate (including deposits) in connection with any Assigned Agreement, and such refund, credit or other rebate is attributable to a period before the Assigned Agreement Effective Date, as applicable, then Service Provider will promptly (1) notify Dana of such refund, credit or rebate and (2) pay to Dana the full amount of such refund, credit or rebate. Service Provider will reimburse Dana for all prepaid amounts related to the Services.

15.6 Adjustments to Fees. There will be no periodic adjustments to the Fees except as expressly set forth in Schedule 6 (Fees).

15.7 Expenses. Except as expressly set forth in Schedule 6 (Fees), all travel and other costs and expenses relating to the Services are included in the Fees and will not be charged to or reimbursed by Dana. To the extent that this Agreement or Schedule 6 (Fees) specifically identifies Pass-Through Expenses to be paid by Dana, such expenses will be passed through by Service Provider with no mark-up. Service Provider will use commercially reasonable efforts to (1) identify and obtain any Pass-Through Expenses that a third-party vendor may not provide to Service Provider in a timely manner, and (2) ensure that all Pass-Through Expenses incurred in each month will be included in the invoice issued in the following month. Service Provider will report each month to Dana on the status of late third-party vendor invoices and Service Provider's efforts to obtain them.

15.8  Disputed Charges.

      (A) Dana may withhold payment of any portion of an invoice that it disputes in good faith, not to exceed *** (the "Withholding Cap"). In addition, Dana may, in lieu of payment to Service Provider, pay into an escrow account up to an additional *** in excess of the Withholding Cap for any portion of an invoice that it disputes in good faith. Notwithstanding the preceding two sentences, if Dana disputes in good faith any portion of an invoice relating to a Project, Dana may withhold payment of up to *** for such Project (the "Project Withholding Cap").

      (B) No later than the date on which such withheld Fees or expenses are due, Dana will provide Service Provider with a statement specifying the portion of Fees or expenses being withheld or escrowed and a reasonably detailed explanation of the reasons for withholding or escrowing such Fees or expenses.

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      (C)   Whenever Dana withholds or escrows payment of a disputed portion of any invoice, the Parties will negotiate expeditiously and in good faith to resolve any such disputes in accordance with Schedule 4 (Governance). All amounts held in escrow at the conclusion of the dispute resolution process will be disbursed to Service Provider or to Dana, or allocated between them, in accordance with the resolution.

      (D) Payment disputes will not affect Service Provider's obligation to provide the Services in accordance with the Service Levels or any other Service Provider obligation under this Agreement.

15.9 Rights of Set-Off. With respect to any amount that (A) should be reimbursed to Dana or (B) is otherwise payable to Dana under this Agreement, Dana may deduct the entire amount owed to Dana from the Fees or from the expenses owed by Dana to Service Provider under this Agreement.

15.10 Unused Credits. Any unused credits against future payments (including Reduced Resource Credits, Performance Credits and Deliverable Credits) owed to either Party by the other under this Agreement will be paid to the applicable Party within 30 days after the expiration or termination of this Agreement.

15.11 Benchmarking. Dana may elect to engage a third party benchmark organization (the "Benchmarker") to compare the Fees in the aggregate for some or all of the Services (the "Benchmarked Services") and prices charged by other top tier service providers for similar services, on an average total charges basis based on the processes included in the Benchmarked Services (each such comparison a "Benchmark") pursuant to this Section. Benchmarking will be governed by the following terms:

      (A)   The Benchmark process may commence no earlier than ***.

      (B) The agreed upon Benchmarkers will be set forth in Schedule 24 (Benchmarkers) as of the Effective Date. The Parties will update this list as necessary on an annual basis. *** Within *** days of receipt of such list, Dana will elect a Benchmarker from such list and engage such Benchmarker by entering into a *** written agreement with the Benchmarker that, at a minimum, shall reflect the requirements set forth in this Section. Notwithstanding the above, Dana shall not engage any Benchmarker for which the engagement would result in a

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            violation of any applicable laws or regulations or otherwise violate
            Dana's then current audit service conflict policies. ***

      (C) Dana shall pay all charges, expenses and costs incurred by the Benchmarker in performing the benchmarking described in this Section. The Service Provider will at its sole cost and expenses cooperate fully with the Benchmarker and provide the data requested by the Benchmarker relating to the provision of the Services. Only Dana may exercise a right to conduct a Benchmark.

      (D) Prior to receiving any information from the Parties regarding the Services or the Fees the Benchmarker shall execute a confidentiality agreement reasonably satisfactory to both Service Provider and Dana that at a minimum specifies that the data provided by Dana and Service Provider may not be used for any other purpose than conducting the referenced Benchmark.

      (E) It is the intent of the Parties that the Benchmark be a collaborative process. In this regard, each Party shall cooperate with reasonable requests by the Benchmarker for any information or data related to the Agreement to the extent necessary for the Benchmarker to perform the Benchmark; provided, however, in no event shall Service Provider be required to provide the Benchmarker with Service Provider cost data or data relating to other Service Provider customers.

      (F) The Benchmarker shall perform a price-based benchmark, using reasonably current data, comparing the total Fees for all Services included, in the aggregate, in the Benchmarked Services, against the total charges applicable to similar services with respect to the selected entities in the Representative Sample as such term is defined below. ***

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      (G)   For the purposes of this Section:

            (1)   "Representative Sample" for Benchmarked Services shall mean
                  ***.

            (2) "Benchmarked Level" shall mean the average total charges attributable to the Benchmarked Services based among those entities comprising the Representative Sample.

            (3) Prior to performing the comparison, the Benchmarker shall meet with the Parties to review and explain its Benchmark methodology, ***. The Benchmarker shall provide a written summary of the Benchmark methodology and shall perform the Benchmark in adherence thereto in all material respects.

            (4) The Benchmarker shall deliver the results of the Benchmark in a written report no later than *** days following its engagement by Dana (the "Benchmark Results") to the designated representatives of the Parties. ***

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            (5)   *** The report of the Benchmarker including the Benchmark
                  Results shall be treated as Confidential Information of each Party.

            (6)   ***

            (7)   ***

15.12 Unforeseen Technology Improvements. Service Provider will pass through to Dana reductions in the cost of delivery of the Services resulting from significant changes in technology or extraordinary reductions in the costs of delivering technology services that could not reasonably have been foreseen as of the Effective Date but that occur during the Term and would be generally available to other users of similar technology and services.

15.13 Gainsharing. The parties will cooperate in good faith to establish, within 60 days after the Effective Date, mutually-agreeable terms to identify and equitably share unanticipated cost savings opportunities.

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ARTICLE 16. TAXES

      (A) Service Provider will be responsible for any Service Taxes imposed by any Governmental Authority based on or measured by the cost of acquiring goods or services used by Service Provider in performing the Services. Service Provider will assume any and all responsibility (including the payment of interest and penalty assessments levied by a Governmental Authority) for failure to remit a tax that Service Provider is liable to pay under this subsection.

      (B) Dana will be responsible for any Service Taxes imposed by any Governmental Authority on the provision of the Services as of the Effective Date. If new or higher Service Taxes become applicable to the Services after the Effective Date as a result of either Party moving all or part of its operations to a different jurisdiction (e.g., Dana's opening a new office or Service Provider relocating its performance of the Services to a new service center), the Party initiating such move will be responsible for such new or higher Service Taxes to the extent they are not recoverable by the other Party under applicable tax law. If new or higher Service Taxes become applicable to the Services after the Effective Date for any other reason (e.g., under changes in Law, but not volume changes) the Party otherwise responsible for such Service Taxes as set forth in this Section 16 will be responsible for such new or higher Service Taxes.

      (C) Dana and Service Provider will each be responsible for any franchise, privilege, income, gross receipts or business activity taxes based upon its own gross or net income, net worth or business activities. Neither Party will be responsible for any real or personal property taxes assessed on tangible or intangible property owned or leased by the other Party.

      (D) Dana and Service Provider will each reasonably cooperate with the other to more accurately determine a Party's tax liability and to minimize such liability, to the extent legally permissible. Dana and Service Provider will each provide and make available to the other any resale certificates, information regarding out-of-state sales or use of equipment, materials or services, and any other exemption certificates or information requested by a Party.

ARTICLE 17. AUDITS

17.1 Service Audits. Upon notice from Dana, Service Provider and Service Provider Agents will provide Dana, and any Governmental Authority or other third parties who are not Service Provider Competitors and who are not hired on a contingency fee basis ("Dana Auditors") with access to and any assistance that they may require with respect to the Service Locations and the Service Provider Systems for the purpose of performing audits or inspections of the Services and the business of Dana relating to the Services (excluding other Service Provider customer data and records or Service Provider's cost data or internal cost analysis), including (1) audits and examinations required by Governmental Authorities, (2) audit of Service Provider's compliance with the terms of this Agreement, (3) audit of Service Provider's operational and security-related procedures with respect to

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      the Services, (4) confirming that control procedures are suitably designed to provide reasonable assurance that the stated internal control objectives will be achieved if the procedures operate as designed and (5) confirming that those control procedures, in fact, operated effectively and continuously at all times during the audited period. If any audit by an Dana Auditor results in Service Provider being notified that Service Provider or Service Provider Agents are not in compliance with any Law, audit requirement or other requirement set forth in this Agreement, Service Provider will, and will cause Service Provider Agents to, promptly take actions to comply with such Law, audit requirement or other requirement.

17.2 Fees Audits. Upon notice from Dana, Service Provider will provide Dana and Dana Agents with access to such financial records and supporting documentation as may be requested by Dana. Dana and Dana Agents may audit the Fees charged to Dana to determine if such Fees are accurate and in accordance with this Agreement.

      (A) If, as a result of such audit, Dana determines that Service Provider has overcharged Dana, Dana will notify Service Provider of the amount of such overcharge and unless Service Provider disputes the amount in accordance with the dispute resolution process set forth in Schedule 4 (Governance), Service Provider will promptly pay to Dana the amount of the overcharge, plus Interest calculated from the date of receipt by Service Provider of the overcharged amount until the date of payment to Dana.

      (B) In addition, if any such audit reveals an overcharge to Dana of five percent or more during the period audited and Service Provider does not successfully dispute the amount revealed by such audit in accordance with the dispute resolution process set forth in Schedule 4 (Governance), Service Provider will, at Dana's option, issue to Dana a credit against the Fees, or reimburse Dana, for the actual and reasonable cost of such audit.

17.3  Service Provider Audits.

(A) Service Provider will (1) promptly notify Dana if the results of any independent audit or other report of Service Provider's or any Service Provider Agent's operations relating to the Services, except to the extent that any such report deals with Service Provider's costing structures (in which event information about Service Provider's cost structure will be redacted), indicate (or Service Provider otherwise becomes aware) that any failure by Service Provider to comply with its obligations under this Agreement (i) has impacted or reasonably could impact the maintenance of Dana's financial integrity or internal controls, the accuracy of Dana's financial, accounting or human resource records and reports; or (ii) has had, or reasonably could have, any other material adverse impact on the applicable Services or the impacted business operations of Dana and (2) promptly take corrective action to rectify (a) any error identified in any such report that could reasonably be expected to have an adverse impact on the Services and (b) any control deficiencies identified in the report.

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(B)   Service Provider will have performed, and provide to Dana by December 31 of each year a copy of, a SAS 70 Type II audit performed by the Service Provider's independent public accountants on the primary Service Provider facilities utilized by Service Provider for the provision of the Services. *** The SAS 70 Type II audit will be performed in accordance with Statement of Auditing Standards (SAS) 70 "Services Organizations" as amended by SAS 88 "Services Organizations and Reporting on Consistency" and as otherwise consistent with U.S. GAAP and Statements of Auditing Standards on the control procedures used by Service Provider in the performance of the Services. ***

17.4 Record Retention. Service Provider will comply with Dana's record retention policies in effect from time to time during the Term as communicated in writing to Service Provider, and provide Dana access upon request to the records, documents and other information required to meet Dana's audit rights under this Agreement. Dana will notify Service Provider of changes in its record retention policies so that Service Provider can make any necessary changes to the Policies and Procedures Manual in accordance with the Change Control Procedures.

17.5 Facilities. Service Provider will provide to Dana Auditors, on Service Provider's premises (or, if the audit is being performed of a Service Provider Agent, the Service Provider Agent's premises if necessary), space, office furnishings (including lockable cabinets), telephone and facsimile services, utilities and office-related equipment and duplicating services as such Dana Auditors may reasonably require to perform the audits described in this Article.

17.6  General.

      (A) In performing audits, Dana will endeavor to avoid unnecessary disruption of Service Provider's operations and unnecessary interference with Service Provider's ability to perform the Services in accordance with the Service Levels.

      (B) Following any audit, Dana's will conduct (in the case of an internal audit), or request the Dana Auditors to conduct, an exit conference with Service Provider to obtain factual concurrence with issues identified in the review.

      (C)   Dana will provide Service Provider with notice at least seventy-two
            (72) hours prior to any operational or financial audit by Dana or the Dana Auditors; provided that such notice will be waived if waiver is required by Law.

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      (D)   Prior to receiving access to Service Provider Proprietary
            Information, the Dana Auditors (other than government auditors and examiners) will execute a confidentiality agreement substantially in the form attached hereto as Schedule 13 (Form of Confidentiality Agreement).

ARTICLE 18. RELATIONSHIP MANAGEMENT

18.1 Governance Guidelines and Principles. Governance of the Parties' relationship under this Agreement will follow the guidelines and principles set forth in Schedule 4 (Governance), as such guidelines and principles are amended or supplemented by the Parties from time to time during the Term.

18.2 Responsibilities. Each of Dana and Service Provider will make management decisions in a timely manner and perform its responsibilities set forth in this Agreement.

18.3  Dana Appointments. Dana will appoint:

      (A) a Dana Relationship Manager to manage the operation of this Agreement, in accordance with its terms, for Dana. Wherever Dana's approval is required under this Agreement, Dana will only give that approval through the Dana Relationship Manager or a duly authorized delegate of the Dana Relationship Manager, except as contemplated by this Article or Schedule 4 (Governance). Service Provider agrees that it will not rely on the apparent or ostensible authority of any other Dana personnel in relation to this Agreement, except as contemplated by this Article or Schedule 4 (Governance); and

      (B)   a Dana Operational Executive to manage day-to-day operations.

18.4  Service Provider Appointments. Service Provider will appoint:

      (A) a Service Provider Relationship Manager to manage the operation of this Agreement, in accordance with its terms, for Service Provider. Wherever Service Provider's approval is required under this Agreement, Service Provider will only give that approval through Service Provider Relationship Manager or a duly authorized delegate of Service Provider Relationship Manager, except as contemplated by this Article or Schedule 4 (Governance). Dana agrees that it will not rely on the apparent or ostensible authority of any other Project Staff in relation to this Agreement, except as contemplated by this Article or Schedule 4 (Governance). Service Provider will ensure that the Service Provider Relationship Manager is the single point of contact for Dana for the purposes of this Agreement, has the authority and will be given the responsibility to perform for Service Provider each of the tasks referred to in Section 18.5 and is a full-time employee of Service Provider; and

      (B) a Service Provider Operational Executive to manage day-to-day operations.

18.5 Role of Relationship Managers. The Relationship Managers (A) will meet at times as set forth in Schedule 4 (Governance) or as otherwise agreed by the Parties, (B) will review

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      and discuss reports submitted by Service Provider, proposed changes to the
      Services or any part of this Agreement, any audit or Benchmarking exercises, the status of individual existing or planned Projects and financial performance, (C) as contemplated by Schedule 4 (Governance), will prepare a monthly executive summary report for Dana and Service Provider reviewing Service Provider's performance of the Services, (D) may raise any issues of concern or interest relating to this Agreement and (E) will work in good faith to resolve any issues of concern in accordance with the procedures as set forth in Schedule 4 (Governance) and, if they are unable to resolve any issue, refer the matter to senior management for resolution in accordance with Section 18.7.

18.6 Senior Executives. At Dana's discretion, the GM, Global HR BTO of Service Provider will meet with Dana's VP, Human Resources to do any of the following:

      (A) formally review this Agreement and discuss high level relationship and performance issues; and

      (B) discuss the achievement of Dana's business objectives and how Service Provider is assisting Dana to achieve those objectives.

18.7 Escalation Procedure for Relationship Issues. The Parties will follow the escalation procedure set forth in Schedule 4 (Governance) to resolve any issues concerning this Agreement.

18.8  Executive Level Meeting.

      (A) Dana may convene a meeting, at Dana's offices, with the VP, Global Industrial Sector - BTO of Service Provider upon the occurrence of the following events (an "Executive Level Meeting"):

            (1) the customer satisfaction surveys described in Section 6.10 are below the minimum acceptable level to be set forth in
                  Schedule 5 (Service Levels and Performance Credits); or

            (2) Service Provider fails to meet any single Service Level for any three months out of any rolling six-month period.

            (B) Any Executive Level Meeting will take place within 48 hours after notice by Dana to Service Provider that it is invoking this subsection.

18.9 Quarterly Budgeting. Within 90 days after the Effective Date and annually thereafter, Service Provider will assist Dana in developing Dana's annual and quarterly financial objectives and budgets.

18.10 Aligning Project Staff with Dana Objectives. A key performance measurement in determining the incentive compensation for each of the Key Personnel, including the Service Provider Relationship Manager and the Service Provider Operational Executive, will be based upon mutually agreed alignment with, and achievement of, increased Dana

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      satisfaction with Service Provider's performance of the Services as such satisfaction will be determined in accordance with Section 6.10.

18.11 Continuity of Services. Service Provider acknowledges that the timely and complete performance of its obligations under this Agreement is critical to the business and operations of Dana. Accordingly, in the event of a dispute between Dana and Service Provider, subject to Dana's compliance with Section 15.8, Service Provider will not interrupt its provision of Services to Dana, refuse to perform any obligations related to termination, disable any Equipment or Software used to provide Services or engage in any act or omission that prevents, impedes or reduces in any way the provision of Services or Dana's ability to conduct its business, unless and until this Agreement expires or is terminated in accordance with its terms or until such action has been authorized by the final and non-appealable judgment of a court of competent jurisdiction.

ARTICLE 19. CONTRACT MANAGEMENT

19.1 Policies and Procedures Manual. No less than 30 days prior to each Transformation Date for each Phased Service Component Service Provider will create and deliver to Dana a draft of the policies and procedures that apply to the Phased Service Component (collectively, the "Policies and Procedures Manual"). The final Policies and Procedure Manual will be delivered no later than 30 days after the Transformation Date. The content of the Policies and Procedures Manual will be as outlined in Schedule 9 (Outline of Policies and Procedures Manual). Service Provider will periodically prepare and provide to Dana updates to such Policies and Procedures Manual to reflect any changes in the procedures described therein as soon as practicable after such changes are made; provided that any changes to the form and scope of the Policies and Procedures Manual will be agreed upon by Dana and Service Provider in accordance with the Change Control Procedures. Service Provider will update the Policies and Procedures Manual to address changes required by the addition of New Services.

19.2 Change Control Procedures. The Parties will comply with the Change Control Procedures set forth in Schedule 4 (Governance). Any change in the manner in which Services are provided will be subject to the Change Control Procedures.

ARTICLE 20. PROPRIETARY RIGHTS

20.1  Dana Software and Dana Tools.

      (A) As between the Parties, Dana is the exclusive owner of the Dana Proprietary Software and the Dana Proprietary Tools and Service Provider will have no rights or interests in the Dana Proprietary Software or the Dana Proprietary Tools except as set forth in this Agreement.

      (B) Dana hereby grants to Service Provider, during the Term and the Termination Assistance Period and solely to provide the Services, a non-exclusive, non-transferable, limited right to have access to and
            (1) Use (and as required to provide the Services, to maintain, modify, enhance or create derivative works of) the Dana Proprietary Software and the Dana Proprietary Tools, (2) Use (and as

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            required to provide the Services, to maintain, modify, enhance or create derivative works of) the Dana Third Party Software and the Dana Third Party Tools, to the extent permissible under the applicable third-party agreements, and (3) Use (and as required to provide the Services, to maintain, modify, enhance or create derivative works of) any Related Documentation in Dana's possession on or after the Commencement Date, to the extent permissible under the applicable third-party agreements. Schedule 16 (Software and Tools) sets forth the Dana Software and the Dana Tools that Service Provider will use to provide the Services as of the Commencement Date. Service Provider may sublicense, to the extent permissible under the applicable third-party agreements, to Service Provider Agents the right to have access to and Use (and as required to provide the Services, to maintain, modify, enhance or create derivative works of) the Dana Software and the Dana Tools solely to provide those Services that such Service Provider Agents are responsible for providing.

20.2  Service Provider Software and Tools.

      (A) As between the Parties, Service Provider is the exclusive owner of the Service Provider Proprietary Software and the Service Provider Proprietary Tools and the Dana Group will have no rights or interests in the Service Provider Proprietary Software or the Service Provider Proprietary Tools except as set forth in this Agreement. Schedule 16 (Software and Tools) sets forth the Service Provider Software and Service Provider Tools that Service Provider anticipates Service Provider will use to provide the Services as of the Effective Date.

      (B) During the Term and during the Termination Assistance Period, Service Provider will provide the Dana Group with such access to the Service Provider Software and the Service Provider Tools as necessary or appropriate to enable the Dana Group Companies to receive the benefit of the Services.

      (C) Service Provider will grant to the Dana Group Companies, effective upon the End Date, to the extent necessary for Dana to achieve continuity of Service delivery:

            (1) a global, perpetual, non-exclusive, non-transferable (except to Affiliates of Dana or under a Restructure or Change in Control of Dana) license to Use, and sublicense, and to permit a third party to Use solely in connection with providing services to the Dana Group, the commercially available Service Provider Proprietary Software and Service Provider Proprietary Tools, on Service Provider's customary terms but without payment of any one-time licensing fees; and

            (2) a global, perpetual, non-exclusive, non-transferable (except to Affiliates of Dana or under a Restructure or Change in Control of Dana), fully paid-up license to Use, solely in connection with providing services to the Dana Group, Service Provider Proprietary Software and Service Provider Proprietary Tools that are not commercially available, on an AS-IS basis.

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      (D)   Service Provider will grant to the Dana Group Companies, effective upon the End Date, to the extent necessary for Dana to achieve continuity of Service delivery, a perpetual, non-exclusive license for Dana and its designees to Use the Service Provider Third Party Software and Service Provider Third Party Tools then being used to provide Services at no additional charge to Dana (other than the recurring license or maintenance fees then being paid to the supplier of such Software or Tools by Service Provider). The license set forth in this subsection (D) will not apply to any Service Provider Third Party Software or Service Provider Third Party Tools to the extent Dana has consented under subsection (E) below to the use of such Software and Tools in providing Services after notice from Service Provider that Service Provider cannot procure sufficient rights from the supplier to grant the foregoing license.

      (E) Before employing any third-party products in providing the Services, other than the Service Provider Third Party Software and Service Provider Third Party Tools identified in Schedule 16 (Software and Tools), Service Provider will to the extent necessary for Dana to achieve continuity of Service delivery (1) obtain sufficient rights from the supplier to grant the licenses set forth in subsection (D) above; and (2) verify that Dana and its designees, for the purpose of providing services to Dana, have the right to purchase ongoing maintenance and support for such products on commercially reasonable terms. To the extent that Service Provider is unable to obtain such rights, Service Provider will only introduce such third-party products for use in providing the Services with Dana's prior written consent as to the specific product to be introduced.

20.3 Work Product. Work Product will be owned by Dana. Dana will have all right, title and interest, including worldwide ownership of copyrights, in and to the Work Product and all copies made from them. Service Provider hereby irrevocably assigns, transfers and conveys, and will cause Service Provider Agents to assign, transfer and convey, to Dana without further consideration all of its and their right, title and interest in and to such Work Product, including all rights of copyright, in and to such materials. Service Provider acknowledges, and will cause Service Provider Agents to acknowledge, that Dana and the successors and permitted assigns of Dana may obtain and hold in their own name any intellectual property rights in and to such Work Product. Service Provider agrees to execute, and will cause Service Provider Agents to execute, any documents or take any other actions as may reasonably be necessary, or as Dana may reasonably request, to perfect Dana's ownership of any such Work Product. In the case of Work Product constituting Software, Service Provider will deliver to Dana a complete copy of the Software source code. With respect to each disclosure, Service Provider will indicate any features or concepts that it believes to be new or different. Service Provider retains a global, perpetual, irrevocable and non-exclusive license to Use, modify and create derivative works of Code Fragments contained in a Work Product. A "Code Fragment" means a sub-routine or immaterial portion of its source code (determined in relation to the functionality of the Work Product as a whole). Service Provider will not combine Code Fragments to create a product functionally equivalent to the Work Product containing such Code Fragments.

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20.4  Interface Information. During the Term of this Agreement, Service Provider will provide Dana with appropriate interface information to enable Dana to develop or replace any Software used to provide the Services that is not commercially available. After the termination or expiration of this Agreement, Service Provider will provide Dana with appropriate interface information available from Service Provider to enable Dana to develop or replace any Service Provider Software if necessary for Dana to exercise any of the rights granted to it under this Agreement.

20.5 Residual Information. Nothing contained in this Agreement will restrict either Party from using Residual Information; provided that the use does not (1) infringe or misappropriate any patents or copyrights of the other Party or any third parties, (2) disclose any Confidential Information that identifies or may be used to identify the other Party to any third parties or (3) ***.

ARTICLE 21. DATA

21.1 Ownership of Dana Data. All Dana Data is, or will be, and will remain the property of Dana. Without Dana's approval (in its sole discretion), Dana Data will not be (A) used by Service Provider or Service Provider Agents other than in connection with providing the Services, (B) disclosed, sold, assigned, leased or otherwise provided to third parties by Service Provider or Service Provider Agents or (C) commercially exploited by or on behalf of Service Provider or Service Provider Agents. Service Provider hereby irrevocably assigns, transfers and conveys, and will cause Service Provider Agents to assign, transfer and convey, to Dana without further consideration all of its and their right, title and interest in and to Dana Data. Upon request by Dana, Service Provider will execute and deliver, and will cause Service Provider Agents to execute and deliver, any documents that may be necessary or desirable under any Law to preserve, or enable Dana to enforce, its rights with respect to Dana Data.

21.2 Return of Data. Upon request by Dana at any time during the Term and upon expiration or termination of this Agreement, Service Provider will (A) promptly return to Dana, in the format and on the media reasonably requested by Dana, all or any part of Dana Data and (B) erase or destroy all or any part of Dana Data in Service Provider's possession, in each case to the extent so requested by Dana and as permitted by applicable Law.

ARTICLE 22. CONFIDENTIALITY

22.1 Use and Disclosure. All Confidential Information relating to a Party will be held in confidence by the other Party to the same extent and with at least the same degree of care as such Party protects its own confidential or proprietary information of like kind and import, but in no event using less than a reasonable degree of care or that which is required by law. Neither Party will disclose, duplicate, publish, release, transfer or otherwise make available Confidential Information of the other Party in any form to, or for the use or benefit of, any person or entity without the other Party's consent. Each

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      Party will, however, be permitted to disclose relevant aspects of the other Party's Confidential Information to its officers, agents, subcontractors and employees to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations or the exercise of its rights under this Agreement and such disclosure is not prohibited by applicable Law. Each Party will establish commercially reasonable controls to ensure that Confidential Information is not disclosed contrary to the provisions of this Agreement or any applicable Laws. To the extent that any duties and responsibilities under this Agreement are delegated to an Agent, the delegating Party will ensure that such Agent adheres to the requirements of this Section.

22.2 Required Disclosure. If either Party or an agent of either Party is requested or required by any Governmental Authority, whether by oral question, interrogatories, requests for information or documents, subpoenas, civil investigation or similar process, to disclose any of the Confidential Information of the other Party, such Party will, to the extent permitted, provide the other Party with prompt notice of such requests so that the other Party may seek an appropriate protective order or similar relief or, if appropriate, waive compliance with the provisions of this Article. Such Party will use all commercially reasonable efforts to obtain, or assist the other Party in obtaining, such a protective order or relief.

22.3 Unauthorized Acts. Without limiting either Party's rights as to a breach of this Article, each Party will:

      (A) promptly notify the other Party of any unauthorized possession, use or knowledge, or attempt thereof, of the other Party's Confidential Information by any person or entity that may become known to such Party;

      (B) promptly furnish to the other Party full details of the unauthorized possession, use or knowledge, or attempt thereof, and assist the other Party in investigating or preventing the recurrence of any unauthorized possession, use or knowledge, or attempt thereof, of Confidential Information;

      (C) cooperate with the other Party in any litigation and investigation against third parties deemed necessary by the other Party to protect its proprietary rights to the extent such litigation or investigation relates to the Services; and

      (D) promptly use its best efforts to prevent a recurrence of any such unauthorized possession, use or knowledge, or attempt thereof, of Confidential Information.

      Each Party will bear the cost it incurs as a result of compliance with this Section.

22.4 Return of Confidential Information. Upon request at expiration or termination of this Agreement, each Party will (A) promptly return to the other Party all of the Confidential Information of the other Party and (B) erase or destroy all of the Confidential Information of the other Party in its possession, except, with respect to Dana, such Confidential Information of Service Provider contained in the Service Provider Software or the Service Provider Tools licensed to the Dana Group Companies after such expiration or termination.

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22.5  Business Associate Agreement. Service Provider may be considered a
      "Business Associate" of Dana as defined in the HIPAA privacy and security standards. The Parties agree to execute the business associate agreement attached as Schedule 17 (Business Associate Agreement) on or before the Effective Date, to apply to the extent Service Provider is a Business Associate. The Parties further agree to revise the business associate agreement from time to time to reflect changes necessary (as reasonably determined by Dana) to maintain compliance with applicable HIPAA privacy and security requirements.

22.6  Data Protection Laws.

      (A) Dana retains sole authority for determining and approving the purposes of Service Provider's processing of Dana Data, and Dana is responsible for obtaining all necessary consents in order to transfer data to, and to have such data processed by, Service Provider and Service Provider Agents for processing by them in accordance with this Agreement. It is the intention of the Parties that Dana and the applicable Dana Affiliates are the data controllers, and Service Provider and the Service Provider Agents are the data processors.

      (B) Service Provider and each Service Provider Agent shall comply with the following obligations in respect of any Dana Data transferred to Service Provider or the Service Provider Agent under this Agreement:

            (1) Service Provider or the Service Provider Agent shall process Dana Data only for the purpose of providing the Services.

            (2)   Service Provider and each Service Provider Agent shall:

                  (a) to the extent required of Service Provider or Service Provider Agent under applicable data protection Laws, maintain at all times a valid, up to date notification/registration covering all of processing of personal data contained in the Dana Data;

                  (b) take the agreed-upon operational and technical security measures, as approved by Dana, to ensure that the Dana Data is secure from unauthorized access or disclosure and take all other operational and technical security measures required of Service Provider or Service Provider Agent by applicable Law;

                  (c) not transfer to nor direct any person to process any Dana Data without the specific prior written approval of Dana;

                  (d) ensure that the Dana Data is only accessible to employees of Service Provider and Service Provider Agent employees (and authorized subcontractors), who reasonably need such access for the purpose of providing the Services;

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                  (e)   ensure that Dana Data received from Dana or a Dana
                        Affiliate in the European Economic Area is only processed in accordance with the Policies and Procedures Manual, including any geographical restrictions on the processing of such Data;

                  (f) inform Dana immediately if Service Provider or a Service Provider Agent receives any inquiry from any governmental official charged with the enforcement of data protection Laws relating to the provision of the Services; and

                  (g) timely provide to Dana reasonable support in responding to any request for information from a data subject in accordance with the requirements of applicable data protection Laws and, to the extent required under applicable Law, Service Provider and Service Provider Agent will timely respond to any such request.

            As used in this Section 22.6, the terms "process", "data controller", "data processor" and "data subject" shall have the meanings given to them in the 1995 EU Privacy Directive. The Parties will enter into data protection agreements to the extent necessary to comply with applicable Laws.

ARTICLE 23. REPRESENTATIONS AND WARRANTIES

23.1  By Dana. Dana represents and warrants that as of the Effective Date:

      (A) it is a corporation duly incorporated, validly existing and in good standing under the Laws of the Commonwealth of Virginia;

      (B) Dana has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

      (C)   the execution, delivery and performance of this Agreement by Dana
            (1) has been duly authorized by Dana and (2) will not conflict with, result in a breach of or constitute a default under any other agreement to which Dana is a party or by which Dana is bound;

      (D) Dana is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on Dana's ability to fulfill its obligations under this Agreement;

      (E) Dana is in compliance with all Laws applicable to Dana, and has obtained all applicable permits and licenses required of Dana, in connection with its obligations under this Agreement; and

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      (F)   there is no outstanding litigation, arbitrated matter or other dispute to which Dana is a party that, if decided unfavorably to Dana, would reasonably be expected to have a material adverse effect on Service Provider's or Dana's ability to fulfill their respective obligations under this Agreement.

23.2 By Service Provider. Service Provider represents and warrants that as of the Effective Date:

      (A) Service Provider is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of New York;

      (B) Service Provider has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

      (C) the execution, delivery and performance of this Agreement by Service Provider (1) has been duly authorized by Service Provider and (2) will not conflict with, result in a breach of or constitute a default under any other agreement to which Service Provider is a party or by which Service Provider is bound;

      (D) Service Provider is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on Service Provider's ability to fulfill its obligations under this Agreement;

      (E) Service Provider is in compliance with all Laws applicable to Service Provider, and has obtained all applicable permits and licenses required of Service Provider, in connection with its obligations under this Agreement;

      (F) the Service Provider Proprietary Software, the Service Provider Proprietary Tools and the Service Provider Equipment do not infringe upon or misappropriate the proprietary rights of any third party;

      (G) there is no claim or proceeding pending or, to Service Provider's knowledge, threatened alleging that any of the Service Provider Proprietary Software, the Service Provider Proprietary Tools or the Service Provider Equipment infringes or misappropriates the proprietary rights of any third party which would reasonably be expected to have a material adverse effect on Service Provider's ability to fulfill its obligations under this Agreement;

      (H) to Service Provider's knowledge, there is no claim or proceeding pending or threatened alleging that any of the Service Provider Third Party Software or the Service Provider Third Party Tools identified in Schedule 16 (Software and Tools) infringes or misappropriates the proprietary rights of any third party which would reasonably be expected to have a material adverse effect on Service Provider's ability to fulfill its obligations under this Agreement;

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      (I)   there is no outstanding litigation, arbitrated matter or other dispute to which Service Provider is a party that, if decided unfavorably to Service Provider, would reasonably be expected to have a material adverse effect on Dana's or Service Provider's ability to fulfill their respective obligations under this Agreement;

      (J) there is no code in the Service Provider Proprietary Software or the Service Provider Proprietary Tools that would have the effect of disabling or otherwise shutting down all or any portion of the Services or any such Software or Tools;

      (K) to Service Provider's knowledge, there is no code in the Service Provider Third Party Software or the Service Provider Third Party Tools that would have the effect of disabling or otherwise shutting down all or any portion of the Services or any such Software or Tools;

      (L) each Deliverable provided under this Agreement (including Work Product) will be free from material errors in operation and performance, comply with applicable documentation and specifications in all material respects and provide the functions and features, and operate in the manner, described in the Schedule, Work Order or other document applicable to such Deliverable for 12 months after installation, testing and acceptance, or such other period as may be specified in the Schedule, Work Order or other document applicable to such Deliverable;

      (M) the Services and any Deliverables provided by Service Provider under this Agreement are and will be capable of supporting the Euro as a main or additional currency; and

      (N) Service Provider has not violated any applicable Law, or any Dana policies of which Service Provider has been given notice, regarding the offering of unlawful inducements in connection with this Agreement.

23.3 DISCLAIMER. EXCEPT AS SPECIFIED IN SECTION 23.1 or SECTION 23.2, NEITHER DANA NOR SERVICE PROVIDER MAKES ANY OTHER WARRANTIES AND EACH EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 24. ADDITIONAL COVENANTS

24.1 By Dana. Dana covenants and agrees with Service Provider that during the Term and the Termination Assistance Period:

      (A) Dana will comply with all Laws applicable to its performance of the responsibilities set forth in Schedule 8 (Dana Operational Responsibilities and Resources) and otherwise to Dana in connection with its obligations under this Agreement.

      (B) Except as otherwise provided in this Agreement, Dana will obtain all applicable permits and licenses, including the Dana Governmental Approvals and the Dana

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            Consents, required of Dana in connection with its obligations under this Agreement.

24.2 By Service Provider. Service Provider covenants and agrees with Dana that during the Term and the Termination Assistance Period:

      (A) Service Provider will comply with all Laws applicable to its provision of the Services and otherwise to Service Provider in connection with its obligations under this Agreement; provided that Service Provider will not be liable under this subsection (A):

            (1) for a violation of Law during the Transformation Period, caused by Service Provider's performing any Service in the same manner in which the Service was performed by Dana before the Commencement Date for the applicable Phased Service Component, unless another manner of performing the Service is specified in Schedule 2 (Statement of Work) or expressly requested by Dana (but Service Provider will promptly notify Dana of any such non-compliance identified by Service Provider and Service Provider will take affirmative steps, in accordance with the terms of this Agreement, to remedy such non-compliance on an expedited basis);

            (2) for a violation of Law caused by Service Provider's complying with any Dana Compliance Directive; or

            (3) for a violation of Law by Dana in performing its retained responsibilities of Schedule 2 (Statement of Work) or violation of Laws by Dana in the operation of Dana's business.

            For purposes of this subsection (A), "Dana Compliance Directive" means written instructions to Service Provider regarding compliance with any Law, and any changes to the Services required to maintain or achieve such compliance. Dana may issue Dana Compliance Directives from time to time on its own initiative and, in any event, will issue a Dana Compliance Directive within 30 days after receiving Service Provider's written request for a Dana Compliance Directive as to how one or more specific responsibilities, tasks, procedures or processes should be carried out or modified in order to comply with applicable Law. In such request, Service Provider shall include a reasonable level of detail regarding available alternatives and Service Provider's recommended course of action and reasons therefor.

      (B) If any change in Law prevents Service Provider from performing its obligations under this Agreement, Service Provider will develop and, upon Dana's approval, implement a suitable workaround until such time as Service Provider can implement appropriate changes to the Services or otherwise perform its obligations under this Agreement without such workaround. Service Provider will implement any workarounds or changes to the Services required by a change in Law at no additional charge to Dana, if the workaround or change (1) is required

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            as a consequence of the outsourced nature of the Services, and is generally applicable to Service Provider's other customers, (2) would result in no net cost to Service Provider due to cost savings from implementing the change or (3) can be implemented using the resources then being used to provide the Services without adversely affecting its ability to provide the Services and meet the Service Levels. If the workaround or change will require the payment of additional Fees, then Dana may terminate the affected portion of the Services without observing the cure period otherwise required by
            Section 25.4 and the Parties will negotiate and implement an equitable reduction in the Fees.

      (C) Service Provider will obtain all applicable permits and licenses, including the Service Provider Governmental Approvals and the Service Provider Consents, required of Service Provider in connection with its obligations under this Agreement.

      (D) Without limiting any other Service Provider obligations, in providing the Services Service Provider will comply at all times with all applicable terms and conditions of Dana's collective bargaining agreements and other agreements affecting Dana's labor relations as they are communicated in writing to Service Provider to the extent that Service Provider received such communication prior to implementing the Services.

      (E) If any Deliverable fails to perform in accordance with the warranties set forth in this Agreement, a Work Order, a New Service Schedule or other applicable document, Service Provider will correct any non-conformance of a Deliverable (and redeliver such corrected Deliverable) as soon as possible using appropriate resources which will not be charged to Dana and with no material adverse impact on the performance of other Services.

      (F) Service Provider (1) will not intentionally code or introduce any virus or similar items into the Dana Software, the Retained Systems, the Work Product or the Service Provider Systems and (2) will use commercially reasonable efforts to screen the Dana Software, the Work Product and the Service Provider Systems for the purpose of avoiding the coding or introduction of any virus or similar items into the Dana Software, the Work Product and the Service Provider Systems. If a virus or similar item is found to have been introduced into the Dana Software, the Retained Systems, the Work Product or the Service Provider Systems, Service Provider will assist Dana in reducing the effects of the virus or similar item and, if the virus or similar item causes a loss of operational efficiency or loss of data or creates a security risk, will assist Dana to the same extent to mitigate and restore such losses and mitigate such risk.

      (G)   Without the consent of Dana, Service Provider will not insert into
            (1) the Dana Software or the Retained Systems, (2) the Work Product,
            (3) the Service Provider Software or the Service Provider Tools that Dana has the right to access or Use or (4) the Software or Tools used to provide the Services any code that would have

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            the effect of disabling or otherwise shutting down all or any portion of the Services, any such Software or Tools or the Retained Systems.

      (H) With respect to any disabling code that may be part of (a) the Service Provider Software or the Service Provider Tools that Dana has the right to access or Use or (b) the Software or Tools used to provide the Services, Service Provider will not invoke such disabling code at any time during the Term or the Termination Assistance Period without Dana's consent.

      (I) Service Provider will maintain Equipment and Software used to provide the Services so that they operate in accordance with their specifications, including (1) maintaining Equipment in good operating condition, subject to normal wear and tear, (2) undertaking repairs and preventive maintenance on Equipment in accordance with the applicable Equipment manufacturer's recommendations and (3) performing Software maintenance in accordance with the applicable Software vendor's documentation and recommendations.

      (J) Service Provider will perform the Services and develop the Deliverables with promptness, diligence and in a workmanlike manner, in accordance with the practices and professional standards used in well-managed operations providing services similar to the Services.

      (K) Service Provider will use adequate numbers of qualified individuals with suitable training, education, experience and skill to perform the Services.

24.3 Changes in Laws. Each Party will use reasonable efforts to promptly advise the other Party of any changes in Laws of which such Party becomes aware that affect the performance and/or receipt of Services under this Agreement. This Section 24.3 does not impose on either Party an affirmative obligation of inquiry or relieve either Party of its obligations hereunder.

ARTICLE 25. TERMINATION

25.1 Termination for Convenience. Effective as of any time after the Effective Date, Dana may terminate this Agreement for convenience by giving Service Provider at least *** days' notice of such termination, provided that prior to the first Commencement Date, only *** day's notice of termination need be given.

25.2 Termination for Change in Control of Dana. In the event of a Change in Control of Dana, Dana may, by giving Service Provider at least *** days' notice of such termination, terminate this Agreement in its sole discretion, provided that such notice must be given within *** days after the Change in Control occurs.

25.3 Termination for Change in Control of Service Provider. In the event of a Change in Control of Service Provider, Dana may, by giving Service Provider at least *** days' notice of such termination, terminate this Agreement in its sole discretion if Dana reasonably believes the new ownership would negatively impact Dana's reputation in the

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      marketplace or the Change in Control involves a Dana Competitor, provided that such notice must be given within *** days after the Change in Control occurs.

25.4 Termination by Dana for Cause. If Service Provider (1) materially breaches any of its material duties or obligations under this Agreement and fails to cure such breach within the Default Cure Period, (2) materially breaches any of its material duties or obligations under this Agreement and the breach is not reasonably susceptible to cure within the Default Cure Period or (3) commits numerous breaches of its duties or obligations under this Agreement that in the aggregate are material, then Dana may, by giving notice to Service Provider, terminate this entire Agreement or the Services affected by the breach effective as of the termination date specified in the notice of termination. If Dana terminates only the Services affected by the breach under this Section 25.4, the Fees will be equitably adjusted to reflect those Services that are not terminated.

25.5 Termination for Failure to Complete Transformation. If (i) Service Provider has not successfully completed the Transformation of the first two Phased Service Components by ***, or (ii) Service Provider has not successfully completed the Transformation of all of the Phased Service Components by ***, then Dana may, by giving notice to Service Provider, terminate, as of the termination date specified in the notice of termination, this Agreement or, at Dana's option, the uncompleted Phased Service Components.

25.6 Service Level Termination Event. If Service Provider falls below *** of the Minimum Service Level as defined in Schedule 5 (Service Levels and Performance Credits) for ***, then Dana may, by giving notice to Service Provider, terminate this Agreement as of the termination date specified in the notice of termination.

25.7 Termination for Failure to Provide Adequate Assurance of Due Performance. Dana may terminate this Agreement by giving *** days' notice to Service Provider if Dana has reasonable grounds to determine that Service Provider may fail to perform its material obligations under this Agreement and Service Provider cannot provide Dana with adequate assurance as to Service Provider's ability to perform its obligations under this Agreement consistently and in a sustained manner within such *** day period.

25.8 Termination by Service Provider for Cause. Service Provider may terminate this Agreement, effective as of a date specified in a written notice of termination, if and only if Dana breaches its duty to pay undisputed Fees, or to escrow any disputed Fees as required by Section 15.8, and fails to cure the breach within *** days following its receipt of Service Provider's notice of termination.

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25.9  Termination for Insolvency Event. Either Party may, by giving notice to the other Party, terminate this Agreement upon the occurrence of an Insolvency Event affecting the other Party.

25.10 Termination for Failure to Maintain Adequate Controls. Without limiting Dana's termination rights under Section 25.4, in the event Service Provider fails to provide annually a current unqualified Type II report as required in Section 17.3(B), ***.

25.11 Other Terminations. In addition to the provisions of this Article, this Agreement or the applicable portions of the Services under this Agreement may be terminated as provided in Section 13.3, Section 15.11 and subsection (B) of Section 24.2.

ARTICLE 26. TERMINATION FEES

26.1 Termination Fees. If Dana terminates this Agreement, Service Provider will be entitled to such fee ("Termination Fee") as determined in accordance with Schedule 6 (Fees). Except for the Termination Fee or as set forth in
      Schedule 6 (Fees), no fee or other compensation will be payable by Dana in connection with any expiration or termination of this Agreement (in its entirety or as to selected Services), any change in Service volumes under
      Section 3.3 or any insourcing or resourcing of Services under Section 3.5.

ARTICLE 27. TERMINATION ASSISTANCE

27.1  Termination Assistance Services.

      (A) No less than 30 days prior to each Transformation Milestone, Service Provider will provide to Dana for its approval a draft plan for the disengagement and transfer of that Transformation Milestone upon the expiration, termination, insourcing or resourcing of such Services (including any terminations resulting from the Dana's divestiture of an entity, business unit or assets), (collectively, the "Disengagement Plan"). Once approved, the document will be the Disengagement Plan for such Services. The Disengagement Plan will, as reasonably foreseeable:

            (1) specify Key Personnel and other resources that will be used to perform Termination Assistance Services;

            (2) provide an estimate of incremental Fees for the additional resources required to provide the Termination Assistance Services;

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            (3)   specify substantially all activities necessary to carry out the Termination Assistance Services as efficiently as reasonably possible;

            (4) specify such training and documentation reasonably required for Dana to understand and operate the Software and Tools used by Service Provider to provide the Services, including (a) configuration data for such Software and Tools and (b) scripts and customizations of such Software and Tools; and

            (5) set out a timetable and process for effecting Termination Assistance Services that will enable Dana to have completed disengagement as quickly as reasonably possible without materially disrupting the quality of the Services and without limiting Service Provider's obligation to meet the Service Levels during the Termination Assistance Period.

      (B) Service Provider will keep the Disengagement Plan up to date during the Term by updating the Disengagement Plan, from time to time, as necessary to take into account changes to the Services and New Services and submitting such updates to Dana for approval. Upon approval such updates will be incorporated into the Disengagement Plan.

      (C) Upon the expiration or termination of this Agreement or Service Provider ceasing to provide the Services for any reason, or the insourcing or resourcing of Services under this Agreement, Service Provider will provide the Termination Assistance Services in accordance with the Disengagement Plan. Termination Assistance Services constituting the continuance of existing Services that do not specifically relate to such expiration, termination, insourcing or resourcing will be performed during the Termination Assistance Period at the same rates as during the Term. Termination Assistance Services that relate specifically to the expiration, termination, insourcing or resourcing, and that cannot be provided by Key Personnel or other existing resources without unreasonably risking, in Dana's opinion, adverse impact to Service Provider's ability to provide the Services, will be provided at the applicable rates set forth therefor in Schedule 6 (Fees) or, if the applicable rates are not set forth in Schedule 6 (Fees), at Service Provider's rates in effect for such services immediately before the expiration, termination, insourcing or resourcing. Dana's determination to accept risks of adverse impact will relieve Service Provider from any consequences of such adverse impact.

      (D) The quality and level of performance of the applicable Services during the Termination Assistance Period will not be degraded as compared to the quality and level of performance of such Services before such Termination Assistance Period. Without limiting the foregoing, during the Termination Assistance Period, Service Provider will (1) provide to Dana and potential successors designated by Dana such information as Dana may reasonably request relating to the number and respective functions of the members of the Project Staff performing Services, (2) not make any material changes to the level of Service and (3) not reassign Service Provider's employees or contractors away from performance of functions

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            under this Agreement (until Dana has had an opportunity to meet with and attempt to hire such personnel as described in Section 27.3 and except to the extent otherwise mutually agreed by the Parties in order to mitigate Termination Fees).

      (E) After the expiration of the Termination Assistance Period, Service Provider will (1) answer questions from Dana regarding the terminated, insourced or resourced Services on an "as needed" basis at Service Provider's then-standard billing rates and (2) deliver to Dana any remaining Dana-owned reports and documentation relating to the terminated, insourced or resourced services still in Service Provider's possession.

27.2 Exit Rights. Upon the later of (A) the expiration or termination of this Agreement and (B) the last day of any Termination Assistance Period (the "End Date"):

      (A) The rights granted to Service Provider and Service Provider Agents in Section 20.1 will immediately terminate and Service Provider will, and, to the extent Dana does not possess a current copy of the Dana Software, will cause Service Provider Agents to (1) deliver to Dana, at no cost to Dana, a current copy of the Dana Software in the form in use as of the End Date and (ii) destroy or erase all other copies of the Dana Software in Service Provider's or Service Provider Agents' possession. Service Provider will, upon Dana's request, certify to Dana that all such copies have been destroyed or erased.

      (B) Upon Dana's request, Service Provider will sell to Dana or its designee, free and clear of all liens, security interests or other encumbrances, at the then current fair market value any Equipment owned by Service Provider and being used by Service Provider or Service Provider Agents primarily to perform the Services as of the End Date.

      (C) Service Provider will, and will cause Service Provider Agents to, deliver to Dana a copy of all Work Product, in the form in use as of the End Date.

      (D) Upon Dana's request, Service Provider will, and will cause Service Provider Agents to, transfer or assign to Dana or its designee, on terms and conditions acceptable to all applicable parties, any agreements with third parties for the leasing of Equipment, licensing of Software, maintenance services, disaster recovery services or other third-party products or services, being used by Service Provider or Service Provider Agents primarily to provide the Services as of the End Date (including any Assigned Agreements), and Dana will assume the ongoing obligations under such agreements that relate to periods after the End Date.

      (E) As to Service Provider Software and Service Provider Tools to be licensed to Dana as provided in subsections (C) and (D) of Section 20.2, Service Provider will deliver to Dana a copy of the Service Provider Software and Service Provider Tools, in the form in use as of the End Date.

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27.3  Right to Hire Project Staff.

      (A) Upon the delivery of a notice of intent to terminate or not renew this Agreement, or upon an insourcing of part of the Services, as to the then current members of the Project Staff providing the affected Services under this Agreement (each an "Affected Project Staff Member"), Service Provider will, to the extent not prohibited by applicable Law, (1) provide Dana with the name of each Affected Project Staff Member and a description of job responsibilities, (2) provide Dana and its designees, at their option, reasonable access, in a manner agreed upon by the Parties to minimize any interference with Service Provider's ability to provide the Services and conduct its business, to such Affected Project Staff Members and (3) allow Dana to meet with, solicit and hire, in a manner agreed upon by the Parties to minimize any interference with Service Provider's ability to conduct its business, such Affected Project Staff Members as of the End Date.

      (B) Service Provider will waive any restrictions that may prevent any Affected Project Staff Member from being hired by Dana or its designees under this Section.

27.4 Termination Assistance upon Change in Services Volumes or Insourcing or Resourcing. If there is (1) a change in Service volumes under Section 3.3,
      (2) an insourcing or resourcing under Section 3.5, (3) any termination of Services under this Agreement under subsection (D) of Section 6.7, (4) any termination of Services under this Agreement under Section 13.3 or (5) any termination of Services under this Agreement under subsection (B) of
      Section 24.2, then Section 27.2 and Section 27.3 will apply only in relation to those resources and other items referred to in Section 27.2 ("Affected Resources"), and those Affected Project Staff Members, that are associated with the Services to be changed, insourced, resourced or terminated. As soon as practicable after Dana exercises any such right, Service Provider will notify Dana if any such Affected Resources, or any such Affected Project Staff Members, are necessary for the provision of the remaining Services and cannot be duplicated; whereupon Dana and Service Provider will agree upon an appropriate allocation of such Affected Resources and Affected Project Staff Members.

27.5 Injunctive Relief. Without limiting the foregoing, Service Provider acknowledges and agrees that Dana may be irreparably harmed if Service Provider were to fail or threaten not to provide Dana with Termination Assistance Services, and that Dana may proceed directly to court in any such case without observing any cure period otherwise applicable under this Agreement.

ARTICLE 28. INDEMNITIES

28.1 Indemnities by Dana. Dana will indemnify Service Provider and its Affiliates against, and defend and hold Service Provider and its Affiliates harmless from and against, any Losses suffered, incurred or sustained by Service Provider or its Affiliates or to which Service Provider or its Affiliates becomes subject, resulting from, arising out of or relating to any third party claim:

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      (A)   that the Dana Software or Dana Tools infringe upon or misappropriate the proprietary or other rights of any third party; provided that Dana will not have any indemnity obligation under this subsection
            (A) to the extent any infringement or misappropriation relates to:

            (1) any item of Dana Third Party Software or Dana Third Party Tool that, with Service Provider's specific prior written consent, is excluded from indemnification under this subsection (A);

            (2) modifications made or authorized by Service Provider or a Service Provider Agent, without the approval of Dana;

            (3) Service Provider's use of the Dana Software or Dana Tools in combination with products or services not furnished or approved by Dana and not contemplated by this Agreement;

            (4)   a breach of the Dana Consents by Service Provider; or

            (5) the failure of Service Provider to use corrections or modifications provided by Dana on a timely basis.;

      (B) based on the violation of a Law for the protection of persons or members of a protected class or category of persons by Dana or Dana Agents, including unlawful discrimination;

      (C) relating to personal injury, bodily injury, death or property loss or damage caused by the acts or omissions of Dana or Dana Agents (and Dana hereby waives, as to the defense of Service Provider, any immunity defense it may have to such claim under Laws related to workers' compensation or employee injuries);

      (D) any employment actions resulting from misrepresentations, oral or written, made by Dana or Dana Agents to Affected Employees or other Dana employees that were not authorized by Service Provider;

      (E) any action taken by Dana with respect to the Affected Employees, including any claims arising from Dana's decisions, acts or omissions relating to screening, interviewing, hiring, assignment, evaluation, compensation, termination and/or transfer;

      (F) relating to any amounts, including taxes, interest and penalties, assessed against Service Provider that are the obligation of Dana under Article 16;

      (G) for government penalties and fines resulting from Dana's breach of its covenants in Section 24.1;

      (H) relating to (1) any duties or obligations of Dana or Dana Agents with respect to one another, (2) liability under any Assigned Agreement based on acts or omissions of Dana or Dana Agents before the applicable Assigned Agreement

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            Effective Date and (3) liability under any Managed Agreement based on acts or omissions of Dana or Dana Agents for which Dana is not entitled to indemnification under clause (3) of subsection (H) of
            Section 28.2.

      (I) by a Non-US Employee (as defined in Schedule 18 (Human Resources)) or a non-US Governmental Authority to the extent the claim arises from a breach of Dana's responsibilities, or constitutes a liability for which Dana has agreed to be responsible, under the terms of
            Schedule 18 (Human Resources);

      (J) relating to Dana's failure to obtain, maintain or comply with the Dana Consents and the Dana Governmental Approvals or to comply with the Service Provider Consents;

      (K) relating to use by Dana of any Service Provider Third Party Software or Service Provider Third Party Tools outside of the licenses granted in Article 20; or

      (L) resulting from a disclosure of Service Provider's Confidential Information due to Dana's breach of Section 22.1.

      Dana will indemnify Service Provider against any costs and expenses incurred in connection with the enforcement of this Section.

28.2 Indemnities by Service Provider. Service Provider will indemnify Dana and its Affiliates against, and defend and hold Dana and its Affiliates harmless from and against, any Losses suffered, incurred or sustained by Dana or its Affiliates or to which Dana or its Affiliates become subject, resulting from, arising out of or relating to any third party claim:

      (A) that the Services, the Deliverables, the Work Product, the Service Provider Software, the Service Provider Tools, the Service Provider Equipment, any enhancements or modifications to the Dana Software performed by Service Provider or Service Provider Agents or any other resources or items provided to Dana by Service Provider or Service Provider Agents infringe upon or misappropriate the proprietary or other rights of any third party; provided that Service Provider will not have any indemnity obligation under this subsection (A) to the extent any infringement or misappropriation relates to:

            (1) any item of Service Provider Third Party Software or Service Provider Third Party Tool that, with Dana's specific prior written consent, is excluded from indemnification under this subsection (A);

            (2) modifications made by Dana or a Dana Agent (other than Service Provider and Service Provider Agents), without the approval of Service Provider;

            (3) Dana's use of any such materials in combination with products or services not furnished or approved by Service Provider and not contemplated by this Agreement;

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            (4)   a breach of the Service Provider Consents by Dana;

            (5) the failure of Dana to use corrections or modifications provided by Service Provider on a timely basis; or

            (6) the infringement results from Service Provider's adherence to Dana's directions or procedures.

      (B) based on the violation of a Law for the protection of persons or members of a protected class or category of persons by Service Provider or Service Provider Agents, including unlawful discrimination;

      (C) relating to personal injury, bodily injury, death or property loss or damage caused by the acts or omissions of Service Provider or Service Provider Agents (and Service Provider hereby waives, as to the defense of Dana, any immunity defense it may have to such claim under Laws related to workers' compensation or employee injuries);

      (D) relating to accrued employee benefits expressly assumed by Service Provider;

      (E) relating to any employment actions resulting from misrepresentations, oral or written, made by Service Provider or Service Provider Agents to Affected Employees or other Dana employees that were not authorized by Dana;

      (F) relating to any action taken by Service Provider with respect to the Affected Employees, including any claims arising from Service Provider's decisions, acts or omissions relating to screening, interviewing, hiring, assignment, evaluation, compensation, termination and/or transfer;

      (G) relating to any other aspect of the Project Staff's employment relationship with Service Provider or the termination of the employment relationship with Service Provider (including claims for breach of an express or implied contract of employment);

      (H) relating to (1) any duties or obligations of Service Provider or Service Provider Agents with respect to one another, (2) liability under any Assigned Agreement based on acts or omissions of Service Provider or Service Provider Agents on or after the applicable Assigned Agreement Effective Date and (3) liability under any Managed Agreement based on acts or omissions of Service Provider or Service Provider Agents on or after the applicable Managed Agreement Effective Date that constitute a breach or default of Service Provider's obligations under Article 9;

      (I) relating to Service Provider's failure to obtain, maintain or comply with the Service Provider Consents and the Service Provider Governmental Approvals or to comply with the Dana Consents;

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      (J)   by any of Service Provider's partners or subcontractors arising from or in connection with their provision of Services;

      (K) resulting from a disclosure of Dana's Confidential Information due to Service Provider's breach of Section 10.3 or Section 22.1;

      (L) relating to any amounts, including taxes, interest and penalties, assessed against Dana that are the obligation of Service Provider under Article 16;

      (M) relating to use by Service Provider of any Dana Third Party Software or Dana Third Party Tools outside the scope of the licenses granted in Article 20;

      (N) for government penalties and fines resulting from Service Provider's breach of its covenants in Section 24.2;

      (O) by a Non-US Employee (as defined in Schedule 18 (Human Resources)) or a non-US Governmental Authority to the extent the claim arises from a breach of Service Provider's responsibilities, or constitutes a liability for which Service Provider has agreed to be responsible, under the terms of Schedule 18 (Human Resources); or

      (P) based on the processing or transfer of Dana Data in violation of Service Provider's or a Service Provider Agent's obligations under the terms of Section 22.6 or a Local Country Agreement.

      Service Provider will indemnify Dana against any costs and expenses incurred in connection with the enforcement of this Section.

28.3 Indemnification Procedures. If any third-party claim is commenced against a Party entitled to indemnification under Section 28.1 or Section 28.2 (the "Indemnified Party"), notice thereof will be given to the Party that is obligated to provide indemnification (the "Indemnifying Party") as promptly as practicable. If, after such notice, the Indemnifying Party will acknowledge that this Agreement applies with respect to such claim, then the Indemnifying Party will be entitled, if it so elects, in a notice promptly delivered to the Indemnified Party, but in no event less than 10 days before the date on which a response to such claim is due, to immediately take control of the defense and investigation of such claim and to employ and engage attorneys reasonably acceptable to the Indemnified Party to handle and defend the same, at the Indemnifying Party's sole cost and expense. The Indemnified Party will cooperate, at the cost of the Indemnifying Party, in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of such claim and any appeal arising therefrom; provided that the Indemnified Party may, at its own cost and expense, participate, through its attorneys or otherwise, in such investigation, trial and defense of such claim and any appeal arising therefrom. No settlement of a claim that involves a remedy other than the payment of money by the Indemnifying Party will be entered into without the consent of the Indemnified Party. After notice by the Indemnifying Party to the Indemnified Party of its election to assume full control of the defense of any such claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses incurred thereafter by such Indemnified

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      Party in connection with the defense of that claim. If the Indemnifying
      Party does not assume full control over the defense of a claim subject to such defense as provided in this Section, the Indemnifying Party may participate in such defense, at its sole cost and expense, and the Indemnified Party will have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party.

28.4 Injunctions Affecting Services. If any product or service provided by Service Provider and used by Service Provider to provide the Services becomes, or in Service Provider's reasonable opinion is likely to become, the subject of an infringement or misappropriation claim or proceeding, then Service Provider will promptly notify Dana of such claim or proceeding and, at Service Provider's expense (1) secure the royalty-free right to continue using the product or service or (2) replace or modify the product or service to make it non-infringing, provided that any such replacement or modification will not degrade the performance or quality of the affected component of the Services in any material way. If neither (1) nor (2) is available to Service Provider, Service Provider will remove the product or service from the Services and the Fees will be equitably adjusted to adequately reflect such removal. If any product or service provided by Dana and used by Service Provider to provide the Services becomes, or in Dana's reasonable opinion is likely to become, the subject of an infringement or misappropriation claim or proceeding, then Dana will promptly notify Service Provider of such claim or proceeding, and unless and until Dana secures the right to continue using the product or service, or replaces or modifies the product or service to make if non-infringing, Service Provider will be relieved of the Services that require the enjoined product or service, without affecting Dana's payment obligations.

ARTICLE 29. DAMAGES

29.1 Direct Damages. Each Party will be liable to the other Party for any direct damages arising out of or relating to such Party's performance or failure to perform under this Agreement; provided that the liability of a Party to the other Party, whether based on an action or claim in contract, equity, negligence, tort or otherwise, will not in the aggregate exceed
      ***.

29.2  Consequential Damages.

      (A)   ***

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      (B)   Notwithstanding the foregoing, the following damages are agreed to be included within direct damages and not excluded by this Section 29.2: ***.

29.3  Exceptions.

      (A)   ***

            (1)   ***

            (2)   ***

            (3)   ***

      (B)   ***

            (1)   ***

      (C)   ***

            (1)   ***

            (2)   ***

      (D)   ***

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29.4  Interpretation of Cap. ***

      (A)   ***

      (B)   ***

      (C)   ***

      (D)   ***

29.5 Injunctive Relief. A Party may seek immediate injunctive relief for a breach of this Agreement by the other Party if the breach would result in irreparable harm to the Party for which monetary damages would provide an inadequate remedy. A Party filing a pleading seeking immediate injunctive relief that is not awarded in substantial part will pay all reasonable costs and attorneys' fees of the other Party.

ARTICLE 30. INSURANCE

30.1 Insurance. Except as specifically provided otherwise in this Agreement, Service Provider will obtain and maintain at its own expense, and require Service Provider Agents to obtain and maintain at their own expense or Service Provider's expense, insurance of the type and in the minimum amounts set forth below, with reputable carriers satisfactory to Dana:

      (A) for U.S. citizens and foreign nationals working in the U.S. or its territories and entitled to state workers' compensation insurance or benefits, statutory workers' compensation in accordance with all state and local requirements, including employers' liability, with limits not less than ***;

      (B) for foreign nationals working outside the U.S. or its territories, or working in the U.S. or its territories but not entitled to workers' compensation insurance or benefits, employee injury insurance or benefits usual, customary and/or required in the country in which such foreign national is employed or domiciled, whichever is applicable, which insurance or benefit may be provided through a non-U.S. government sponsored program or social welfare program or private insurance, as is usual, customary and/or required in the employee's country of employment or domicile, whichever is applicable;

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      (C)   commercial general liability insurance for an insured amount of not less than *** per occurrence and *** aggregate;

      (D) automobile liability insurance covering use of all owned, non-owned and hired automobiles for bodily injury, property damage, with a minimum combined single limit per accident of *** or the minimum limit required by Law, whichever limit is greater;

      (E) professional errors and omissions liability insurance covering loss (other than bodily injury or property damage) which may result from any rendering or failure to render any professional services under this Agreement, with a minimum limit of *** per occurrence and *** in aggregate;

      (F)   fidelity bond/crime insurance, naming Dana as a loss payee ***;

      (G) all risk property coverage, including flood and earthquake and business interruption insurance, covering property and operations of Service Provider or property in its care, custody or control; and

      (H) umbrella and/or excess liability coverage, applying over the employer's liability, commercial general liability and automobile liability, in minimum amounts of *** per occurrence and *** in the aggregate.

      The above coverages will apply on a worldwide basis regardless of where the event that creates the liability occurs or where the suit or claim for the liability is brought. The above coverages will be written or endorsed so that they are primary coverages and not excess or contributory to any coverages maintained by Dana. Service Provider's obligations under this Section will in no way limit or diminish its indemnification obligations, or liability for claims covered, under the terms of this Agreement.

30.2 Period of Insurance. Service Provider will take out and maintain the insurance policies referred to in Section 30.1 for the following periods:

      (A)   ***

      (B)   ***

      For any coverage written on a claims made basis, the retrospective date must be no later than the Effective Date of this Agreement.

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30.3  Insurance Documentation. For all insurance required under Section 30.1,
      Service Provider will, on the Effective Date and prior to each coverage renewal date, or upon Dana's request from time to time, furnish to Dana certificates of insurance or other appropriate documentation (including evidence of renewal of insurance) evidencing all coverages referenced in
      Section 30.1 and naming Dana as an additional insured with regard to the commercial general liability coverage as respects bodily injury or property damage resulting from the Project Staff's act or omissions. In the event of cancellation, non-renewal or material alteration, Service Provider shall cause its insurers to endeavor to provide 30 days' prior written notice to Dana. With regard to the coverages referenced in Section 30.1.(E) and 30.1.(F), Service Provider will provide Dana as much notice as is reasonably possible under the circumstances prior to any cancellation, non-renewal or material alteration. Such cancellation or material alteration will not relieve Service Provider of its continuing obligation to maintain insurance coverage in accordance with this Article. With regard to the Professional Errors and Omissions Liability insurance, on the Effective Date and prior to each coverage renewal date, or upon Dana's request from time to time, Service Provider will provide a written certification from its insurance broker that the coverage maintained by Service Provider covers all Services under this Agreement and that the limits are in full force and effect.

30.4 Risk of Loss. Subject to the terms of this Agreement, each Party is responsible for the risk of loss of, or damage to, any property of the other that is caused by the acts or omissions of such Party.

30.5 Deductibles or Self Insurance. Unless Service maintains an investment grade credit rating by Moody's Investors Services, the foregoing coverages may not be changed to increase any deductibles or other self insurance provisions in excess of the respective amounts in existence on the Effective Date.

ARTICLE 31. MISCELLANEOUS PROVISIONS

31.1 Assignment. Neither Party will, without the consent of the other Party, assign this Agreement or otherwise transfer its rights or obligations under this Agreement; provided that Dana may assign or otherwise transfer its rights and obligations under this Agreement to any Affiliate of Dana, to an entity that acquires all or substantially all of Dana's assets or Dana's successor by way of merger or acquisition. The consent of a Party to any assignment of this Agreement will not constitute such Party's consent to further assignment. This Agreement will be binding on the Parties and their respective successors and permitted assigns. Any assignment in contravention of this subsection will be void.

31.2 Notices. Except as otherwise specified in this Agreement, all notices, requests, consents, approvals, agreements, authorizations, acknowledgements, waivers and other communications required or permitted under this Agreement will be in writing and will be deemed given when sent by telecopy to the telecopy number specified below or delivered by hand to the address specified below. A copy of any such notice will also be sent by express air mail on the date such notice is transmitted by telecopy to the address specified below:

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      In the case of Dana:
            Dana Corporation
            4500 Dorr Street
            Toledo, Ohio 43615
            Attention: Vice President, Human Resources
            Telecopy No.: 419-535-

      With a copy to:
            Dana Corporation
            4500 Dorr Street
            Toledo, Ohio 43615
            Attention: General Counsel
            Telecopy No.: 419-535-4790

      In the case of Service Provider:
            IBM Corporation
            Rt. 100, Bld 2
            Somers, NY 10589
            Attention: VP, BTO Industrial
            Telecopy No.: (914) 766-8237

      With a copy to:
            IBM Corporation
            Rt. 100, Bld 2
            Somers, NY 10589
            Attention: BCS Associate General Counsel
            Telecopy No.: (914) 766-8222

      Either Party may change its address or telecopy number for notification purposes by giving the other Party 15 days' notice of the new address or telecopy number and the date upon which it will become effective.

31.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together will constitute one single agreement between the Parties.

31.4 Relationship. The Parties intend to create an independent contractor relationship and nothing contained in this Agreement will be construed to make either Dana or Service Provider partners, joint venturers, principals, agents or employees of the other. No officer, director, employee, agent, affiliate or contractor retained by Service Provider to perform work on Dana's behalf under this Agreement will be deemed to be an employee, agent or contractor of Dana. Neither Party will have any right, power or authority, express or implied, to bind the other.

31.5 Consents, Approvals and Requests. Except as specifically set forth in this Agreement, all consents and approvals to be given by either Party under this Agreement will not be

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      unreasonably withheld or delayed and each Party will make only reasonable requests under this Agreement.

31.6 Waivers. No delay or omission by either Party to exercise any right or power it has under this Agreement will impair or be construed as a waiver of such right or power. A waiver by any Party of any breach or covenant will not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be signed by the Party waiving its rights.

31.7 Remedies Cumulative. No right or remedy herein conferred upon or reserved to either Party is intended to be exclusive of any other right or remedy, and each right and remedy will be cumulative and in addition to any other right or remedy under this Agreement, or under applicable Law, whether now or hereafter existing.

31.8 Amendments. No change or addition to any provision of this Agreement will be valid unless in writing and signed by an authorized representative of each of the Parties.

31.9  Survival. The terms of Sections 6.7(C), 6.8(D), 12.2(D) and (E), 14.2(G),
      15.3 (as to outstanding Fees), 15.10, , 17.2, 17.3(B), 17.4, 27.1(C), (D)
      and (E), 27.2(A) and (D), 27.3, 30.2, 31.7, 31.9, 31.10, 31.11 and 31.12;
      Articles 16, 20, 22, 26, 28, 29 and 32; and the notice requirements for reassignment of Key Personnel set forth in Schedule 18 (Human Resources) will survive the expiration or termination of this Agreement.

31.10 Third Party Beneficiaries. Each Party intends that this Agreement will not benefit, or create any right or cause of action in or on behalf of, any person or entity other than the Parties.

31.11 Covenant of Further Assurances. Subsequent to the execution and delivery of this Agreement and without any additional consideration, each of Dana and Service Provider will execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement.

31.12 Negotiated Terms. The Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement will not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement.

31.13 Export. Dana and Service Provider will not knowingly export or re-export any personal computer system, part, technical data or sub-elements under this Agreement, directly or indirectly, to any destinations prohibited by the United States Government. The term "technical data" in this context, means such data as is defined as technical data by applicable United States export regulations.

31.14 Non-Solicitation. Except as permitted under Section 27.3, during the Term neither Party will solicit or hire any individual while that individual is an employee of the other Party. This Section will not restrict the right of either Party to solicit or recruit generally in the media or prohibit either Party from hiring an employee of the other who answers any

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      advertisement or who otherwise voluntarily applies for hire without having been initially solicited or recruited by the hiring Party.

31.15 Conflict of Interest. Neither Party will pay any salaries, commissions, fees or make any payments or rebates to any employee of the other Party, or to any designee of such employee, or favor any employee of the other Party, or any designee of such employee, with gifts or entertainment of significant cost or value or with services or goods sold at less than full market value. Obligation under this Section will also be binding upon the Parties respective agents.

31.16 Publicity. Neither Party will use the other Party's name or mark, or use language from which the connection of such name or mark may be inferred, without the other Party's prior written consent, in the other Party's sole discretion. Neither Party may make, without the prior written approval of authorized representatives of the other Party, any public disclosures relating to this Agreement, except for internal announcements or disclosures required to meet legal or regulatory requirements that are beyond the reasonable control of the disclosing Party.

31.17 Liens. Service Provider will keep all real and personal property of Dana, and the Services, free and clear of all liens or lien claims. If any lien or lien claim is asserted for any reason, Dana may at its sole discretion
      (1) pay the amount of the lien or lien claim, (2) deduct the amount paid from Fees due to Service Provider and/or (3) require Service Provider to obtain a properly executed release of lien satisfactory to Dana.

ARTICLE 32. CONSTRUCTION

32.1 Background. The statement of background and objectives set forth in the introductory portion of this Agreement are intended to be a general introduction to this Agreement and are not intended to expand the scope of the Parties' obligations or to alter the plain meaning of this Agreement's terms and conditions. However, to the extent the terms and conditions of this Agreement do not address a particular circumstance or are otherwise unclear or ambiguous, such terms and conditions are to be interpreted and construed so as to give the fullest possible effect to the goals and objectives set forth in the statement of background and objectives.

32.2 Incorporation and References. In this Agreement and the Schedules and Local Country Agreements to this Agreement:

      (A) the Schedules and Local Country Agreements to this Agreement are hereby incorporated into and deemed part of this Agreement and all references to this Agreement will include the Schedules to this Agreement;

      (B) references to a Schedule, Section or Article will be to such Schedule to, or Section or Article of, this Agreement unless otherwise provided;

      (C) references to any Law means references to such Law in changed or supplemented form or to a newly adopted Law replacing a previous Law; and

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      (D)   references to and mentions of the word "including" or the phrase
            "e.g." means "including, without limitation."

32.3 Headings. The Article and Section headings, Table of Contents and Table of Schedules are for reference and convenience only and will not be considered in the interpretation of this Agreement.

32.4 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to Law, then the remaining provisions of this Agreement, if capable of substantial performance, will remain in full force and effect.

32.5 Sole and Exclusive Venue. Each Party irrevocably agrees that any legal action, suit or proceeding brought by it in any way arising out of this Agreement must be brought solely and exclusively in the United States District Court for the Northern District of Ohio or Court of Common Pleas for Lucas County located in Toledo, Ohio and irrevocably accepts and submits to the sole and exclusive jurisdiction of each such court in personam, generally and unconditionally, with respect to any action, suit or proceeding brought by it or against it by the other Party; provided that this Section will not prevent a Party against whom any legal action, suit or proceeding is brought by the other Party in the state courts of the State of Ohio from seeking to remove such legal action, suit or proceeding, under applicable federal Law, to the district court of the United States for the district and division embracing the place where the action is pending in the state courts of the State of Ohio, and if an action is so removed each Party irrevocably accepts and submits to the jurisdiction of that district court. Each Party hereto further irrevocably consents to the service of process from any of such courts by mailing copies thereof by registered or certified mail, postage prepaid, to such Party at its address designated under this Agreement, with such service of process to become effective 30 days after such mailing.

32.6 Section 365(n). All rights and licenses granted under or under this Agreement by Service Provider to the Dana Group Companies are, and will otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code, as amended from time to time (the "Bankruptcy Code"), licenses to rights to "intellectual property" as defined under the Bankruptcy Code. The Parties agree that the Dana Group Companies, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and remedies available to it under the Bankruptcy Code including Section 365(n) thereof.

32.7  Governing Law.

      (A) This Agreement and the rights and obligations of the Parties under this Agreement will be governed by and construed in accordance with the Laws of the State of Ohio, without giving effect to the principles thereof relating to the conflicts of Laws.

      (B) The Parties agree that, to the extent no expressly permitted by Law, the United Nations Convention on Contracts for the International Sale of Goods 1980, and all

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            international and domestic legislation implementing such Convention, will not apply to this Agreement.

      (C) The Parties further agree that their respective rights and obligations under this Agreement will be solely and exclusively as set forth in this Agreement and that the Uniform Computer Information Transactions Act ("UCITA"), whether enacted in whole or in part by any state or applicable jurisdiction, regardless of how codified, will not apply to this Agreement and is hereby disclaimed. The Parties further agree to amend this Agreement as may be necessary to comply with any mandatory disclaimer language required by UCITA in any applicable jurisdiction.

32.8 Waiver of Jury Trial. The Parties hereby irrevocably waive any right to jury trial with respect to any action relating to this Agreement or the Services.

32.9 Entire Agreement. This Agreement and the Schedules to this Agreement represent the entire agreement between the Parties with respect to its subject matter, and there are no other representations, understandings or agreements between the Parties relative to such subject matter.

32.10 Interpretation Consistent with Law; Conflicts.

      (A) If any provision of this Agreement is subject to an interpretation which would be invalid, illegal, or unenforceable, the remaining provisions of this Agreement will not in any way be affected or impaired, and the invalid, illegal, or unenforceable provision will be interpreted to reflect the Parties' original intent under this Agreement as nearly as possible in accordance with applicable Laws.

      (B) If there is a conflict among the terms in the various documents within this Agreement:

            (1) to the extent the conflicting provisions can reasonably be interpreted so that such provisions are consistent with each other, such consistent interpretation will prevail; and

            (2) to the extent this Section 32.10(B) does not resolve such conflict, the following order of precedence will prevail:

                  (a) the provisions of a Local Country Agreement will prevail over a conflicting term in this Agreement with respect to Services performed within the jurisdiction of such Local Country Agreement;

                  (b) this Agreement (exclusive of its Schedules) will prevail over a conflicting term in its Schedules; and

                  (c) a Schedule will prevail over a conflicting term in the Exhibits.

*** indicates where a confidential portion has been omitted and filed separately with the Commission

            Each of Dana and Service Provider has caused this Agreement to be signed and delivered by its duly authorized representative on this 31 day of March, 2005.

                                  DANA CORPORATION

                                  By: /s/ Richard W. Spriggle
                                      -----------------------
                                  Name: Richard W. Spriggle
                                  Title: V.P. Human Resources

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________

                                  INTERNATIONAL BUSINESS MACHINES CORPORATION

                                  By: /s/ Gerald T. Kurtz
                                      -------------------
                                  Name: Gerald T. Kurtz
                                  Title: Partner, Business Consulting Services

                                    Page 67